UNITED STATES
SECURITIES AND
EXCHANGE
COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Privia Health Group, Inc.
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PRIVIA HEALTH

2023
NOTICE OF

# Annual Meeting & Proxy Statement

Privia Health Group, Inc.

950 N. Glebe Rd., Suite 700

Arlington, VA 22203

Telephone: (571) 366-8850

April 6, 2023

Dear Stockholders:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (“Annual Meeting”) of Privia Health Group, Inc. (“Privia Health”) on Wednesday, May 24, 2023 at 11:00 a.m. Eastern Time. This year’s Annual Meeting will be conducted via live webcast as a virtual meeting of stockholders. You will be able to attend the Annual Meeting online by visiting www.proxydocs.com/PRVA and you will be able to submit your questions and vote your shares electronically by attending the Annual Meeting at this virtual location.

All Privia Health stockholders of record at the close of business on Monday, March 27, 2023 are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to vote by telephone, mail, or over the Internet as soon as possible.

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, TO ENSURE THE PRESENCE OF A QUORUM, PLEASE VOTE PRIOR TO THE VIRTUAL ANNUAL MEETING OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE MATERIALS OR COMPLETE, DATE AND SIGN A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE VIRTUAL ANNUAL MEETING AND WANT TO VOTE YOUR SHARES DURING THE MEETING, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

On behalf of the Board of Directors and our leadership team, I would like to express our appreciation for your continued interest in Privia Health.

Sincerely,

David King

Chair of the Board of Directors

| 2023 Proxy Statement	LTR

Privia Health Group, Inc.

950 N. Glebe Rd., Suite 700

Arlington, VA 22203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME:	Wednesday, May 24, 2023 at 11:00 a.m., Eastern Time

PLACE:	Online at: www.proxydocs.com/PRVA

ITEMS OF BUSINESS:

1.   To elect the nine nominees listed in the accompanying proxy statement as directors to the Board of Directors;

2.  To approve, on an advisory (non-binding basis) the frequency of future advisory votes on the compensation of our named executive officers;

3.  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023; and

4.  To transact such other business as may properly come before the meeting.

WHO CAN VOTE:	You must be a stockholder of record at the close of business on March 27, 2023, to vote at the Annual Meeting.

INTERNET AVAILABILITY:	This Proxy Statement and our 2022 Annual Report to Stockholders are available free of charge at www.proxydocs.com/PRVA or on our website, www.priviahealth.com.

PROXY VOTING:

We cordially invite you or your legal representative to participate in the Annual Meeting, either by attending and voting online or by voting through other acceptable means. Your participation is important regardless of the number of shares you own. You may vote by telephone, through the Internet or by mailing your completed proxy card. Stockholders of record and beneficial owners will be able to vote their shares electronically at the Annual Meeting. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the Annual Meeting and Voting” the proxy statement.

By Order of the Board of Directors,

Thomas Bartrum

Executive Vice President and General Counsel

Arlington, VA

April 6, 2023

| 2023 Proxy Statement	NOT

PROXY STATEMENT TABLE OF CONTENTS

| 2023 Proxy Statement	TOC

PROXY STATEMENT SUMMARY

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these materials?

The Board of Directors (“Board”) is providing these proxy materials to you in connection with the 2023 Annual Meeting of Stockholders (“Annual Meeting”), which will take place on May 24, 2023. The Board is soliciting proxies to be used at the Annual Meeting. These proxy materials were first made available on the Internet on or about April 6, 2023 to all stockholders entitled to vote at the Annual Meeting.

What is the purpose of the Annual Meeting?

For stockholders to vote on the following proposals:

1.	The election of the nine nominees listed in this proxy statement as directors.

2.	The approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our Named Executive Officers (“NEOs”).

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

How does the Board of Directors recommend I vote on these proposals?

Our Board recommends a vote:

•	“FOR” each of the Board nominees named in the Proxy Statement.

•	On an advisory (non-binding) basis, to hold future advisory votes on the compensation of our NEOs every ONE year.

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of the close of business on March 27, 2023, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 115,361,511 shares of our common stock outstanding. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of common stock is entitled to one vote on each proposal.

Stockholders of Record. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, vote live at the Annual Meeting, or vote by proxy through the Internet or by telephone. Throughout this proxy statement, we refer to these stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and your broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you should follow your broker’s procedures for obtaining a legal proxy to vote your shares of our common stock live at the Annual Meeting. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How can I vote my shares?

If you are a stockholder of record, there are four ways to vote:

•	by Internet at www.proxydocs.com/PRVA, 24 hours a day, seven days a week, until 11:00 a.m. Eastern Time on May 24, 2023 (have your Notice or proxy card in hand when you visit the website);

•	by toll-free telephone at (844) 357-8239, until 11:00 a.m. Eastern Time on May 24, 2023 (have your Notice or proxy card in hand when you call);

•	by completing and mailing your proxy card (if you received printed proxy materials); or

•	by Internet during the Annual Meeting. Instructions on how to attend and vote at the Annual Meeting are described at www.proxydocs.com/PRVA.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

If you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you need to obtain a legal proxy from your broker, bank or other nominee in order to vote your shares in person in the Annual Meeting.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you can revoke a proxy before the completion of voting at the Annual Meeting by:

•	giving written notice to the Corporate Secretary of the Company;

•	delivering a later-dated proxy; or

•	voting online during the Annual Meeting.

Attendance and participation in the Annual Meeting without voting will NOT cause your previously granted proxy to be revoked. To revoke you must use one of the methods listed above. For shares you held beneficially in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or by attending the Annual Meeting and voting your shares online during such meeting. If your shares are held in street name (i.e., held of record by a broker, bank or other nominee) and you wish to revoke a proxy, you should contact your broker, bank, or other nominee and follow its procedures for changing your voting instructions. You also may revoke your proxy by attending the Annual Meeting and voting your shares online during such meeting.

How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders. To participate or vote during the Annual Meeting via live webcast, you must register in advance prior to the deadline of May 23, 2023 at 5:00 p.m. Eastern Time at www.proxydocs.com/PRVA. You will not be able to attend the Annual Meeting in person.

As part of the registration process, you must enter the control number located on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and legal proxy from your broker, bank or other nominee reflecting your beneficial stock ownership in Privia Health.

On the day of the Annual Meeting, May 24, 2023, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 11:00 a.m. Eastern Time.

Information as to how to obtain the list of stockholders entitled to vote at the Annual Meeting will be available during the ten days preceding the Annual Meeting at www.proxydocs.com/PRVA, and the list will also be available on www.proxydocs.com/PRVA during the entirety of the Annual Meeting.

Why won’t there be an in-person meeting this year?

Due to concerns over the lingering COVID-19 pandemic, our Board has determined to hold a virtual Annual Meeting via live audio webcast in lieu of an in-person meeting in order to protect the health and well-being of our employees, stockholders, directors and community and help accommodate participants who may be unable or unwilling to travel to an in-person meeting.

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote online or if you properly return a proxy or voting instructions by Internet, telephone or mail. Although we offer four different voting methods, we encourage you to vote prior to the Annual Meeting over the Internet as we believe it is the most cost-effective method for the Company. We also recommend that you vote as soon as possible, even if you are planning to attend the virtual Annual Meeting, so that the vote count will not be delayed. In order for us to conduct our meeting, a majority of the shares of common stock issued and outstanding and entitled to vote must be present online or by proxy at the meeting. This is referred to as a quorum. Abstentions and shares of record held by a broker, bank or other nominee (“broker shares”) that are voted on any matter are included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, then either the chair of the Annual Meeting or the stockholders by vote of the holders of a majority of the stock present or represented by proxy at the Annual Meeting are authorized by our Bylaws to adjourn the Annual Meeting until a quorum is present or represented.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Effect of Votes Withheld/ Abstentions and Broker Non-Votes
1. Election of directors	Plurality of votes of the shares of common stock present in person or by proxy and entitled to vote	Votes withheld and broker non-votes will have no effect.
2. Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our NEOs	Majority of votes cast	Abstentions and broker non-votes will have no effect.
3. Ratification of appointment of independent registered public accounting firm	Majority of votes cast	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

What is the impact of abstentions, withheld votes and broker non-votes?

Abstentions and broker non-votes will be included in determining the presence of a quorum, but will not be included in the totals of votes cast and will not otherwise affect the outcome of the vote at the Annual Meeting.

Who pays for the cost of this proxy solicitation?

The Company pays for the entire cost of soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

How can I get help if I have trouble checking in or listening to the Annual Meeting online?

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email.

How can I ask a question at the Annual Meeting?

All questions must be submitted at Registration and no questions will be taken during the Annual Meeting. During a designated question and answer period at the Annual Meeting, we will respond to appropriate questions submitted by stockholders at Registration.

How can I obtain Privia Health’s Form 10-K and other financial information?

Our Annual Report on Form 10-K is available at www.proxydocs.com/PRVA. Stockholders can also access our Annual Report on Form 10-K, and other financial information, on our website at www.ir.priviahealth.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2023:

This proxy statement and our 2022 Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxydocs.com/PRVA.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Our Board is currently composed of nine directors who the Company believes are best positioned to serve our Company and stockholders. The Board unanimously recommends that you vote “FOR” each of the nine nominees. In doing so, the nominees will be elected at the Annual Meeting to serve until their respective successors are elected or appointed and qualified.

It is expected that all nominees proposed by our Board will be able to serve on the Board if elected. However, if before the election one or more nominees are unable to serve (a situation we do not anticipate), the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by our Board (unless our Board reduces the number of directors to be elected).

Nominees for Director

Jeff Bernstein
Director since: 2021 Age: 36 Committee membership: Chair of Nominating and Corporate Governance Committee and Chair of Compensation Committee

Jeff Bernstein has been a Managing Director in the Asset Management Division of Goldman Sachs (GS AMD) since January 2020, having previously held the positions of Vice President and Associate beginning in July 2010, focusing on private equity activities in the healthcare sector. Prior to joining GS AMD, Mr. Bernstein was in the Healthcare Group in Goldman Sachs’ Investment Banking Division from June 2008 to June 2010. Mr. Bernstein serves on the boards of AvaSure, Capital Vision Services (referred to publicly as MyEyeDr.) and MDVIP and is a board observer at Advanced Recovery Systems. He previously served on the boards of Brighton Health Plan Solutions, Drayer Physical Therapy Institute, Golden State Medical Supply, Sapphire Digital and Upstream Rehabilitation. Mr. Bernstein received an AB in Economics, magna cum laude, and a certificate in Finance from Princeton University.

Mr. Bernstein is a valuable member of our Board because of his extensive investment experience in the healthcare industry.

Nancy Cocozza
Director since: 2022 Age: 62 Committee membership: Audit Committee

Nancy Cocozza has over 25 years of experience in healthcare and government programs. Ms. Cocozza retired in June 2018 from the position of President of the Medicare Business for Aetna, where she was responsible for Aetna’s Medicare strategy, growth and operating results. Prior to Aetna, Ms. Cocozza was Executive Vice President at HealthMarkets, an individual market health insurance provider, where she led the Medicare division. She also led the government insurance programs at Coventry Health Care. Ms. Cocozza began her career at Aetna, where she spent 16 years building and leading various commercial managed care operations. Ms. Cocozza most recently served on the Board of Directors, the Audit Committee, and Compensation Committee of Aspira Women’s Health, Inc. (NASDAQ: AWH) from August 2018 until March 2021. Ms. Cocozza received a bachelor’s degree in accounting from Thomas Jefferson/Philadelphia University.

Ms. Cocozza is a valuable member of our Board because of her extensive experience in the healthcare industry and prior track record as a senior executive.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

David King
Director since: 2021 Age: 66 Committee membership: Nominating and Corporate Governance Committee and Compensation Committee

David King has been the Managing Member of KingMan LLC, a provider of strategic consulting services for stakeholders across the healthcare system, since December 2021 and has served as Executive Chair of HealthChannels, an industry leader in provider-led patient care solutions, since December 2021. Prior to this role, Mr. King served as an Operating Partner at Pritzker Private Capital from August 2020 to December 2021, co-leading the firm’s activities in the healthcare sector. Prior to joining Pritzker Private Capital, Mr. King was the Chief Executive Officer of Laboratory Corporation of America Holdings (NYSE: LH) from 2007 to 2019. At Laboratory Corporation of America Holdings, Mr. King also served as the Executive Chair of the Board from November 2019 to May 2020, and as the Non-Executive Chair of the Board from May 2009 to October 2019. Mr. King serves as a director of ZimVie, Inc. (NASDAQ: ZIMV), and was appointed in 2017 to the advisory board for Duke University’s Robert J. Margolis, MD, Center for Health Policy. Mr. King serves on the board of trustees of Novant Health. Mr. King previously served on the board of Cardinal Health (NYSE: CAH), Elon University, PATH (where he completed four years as Chair in December 2021) and the American Clinical Laboratory Association (where he served as Chair from 2010 to 2014). Mr. King is also on the board of The Emily K Center, a college-readiness center in Durham, North Carolina, founded by Mike Krzyzewski, the head coach of the Duke University Men’s Basketball team. Mr. King received a bachelor’s degree, cum laude, from Princeton University and a Juris Doctor, cum laude, from the University of Pennsylvania Law School.

Mr. King is a valuable member of our Board because of his extensive experience in the healthcare industry and experience on other healthcare companies’ boards.

Patricia Maryland
Director since: 2021 Age: 69 Committee membership: Compliance Committee

Patricia Maryland has over 40 years of experience in healthcare administration. Ms. Maryland was most recently the Executive Vice President of Ascension and the President and Chief Executive Officer at Ascension Healthcare, a leading non-profit health system from July 2017 through June 2019. Prior to that, Ms. Maryland held various other executive and senior management positions in the Ascension organization from 2003 to 2017, including the roles of President of Healthcare Operations and Chief Operating Officer. Ms. Maryland has served on the board of Encompass Health Corporation (NYSE: EHC) since 2020 and on the board of Surgery Partners, Inc. (NASDAQ: SGRY) since March, 2021. Ms. Maryland received a Bachelor’s degree in Mathematics from Alabama State University and a Master’s degree in Biostatistics from the University of California, Berkeley. Ms. Maryland also holds a Doctorate of Public Health from the University of Pittsburgh, with a concentration in health services administration and planning.

Ms. Maryland is a valuable member of our Board because of her extensive experience in the healthcare industry and her prior track record as a senior executive at a large health system.

Thomas McCarthy
Director since: 2021 Age: 66 Committee membership: Chair of Audit Committee

Thomas McCarthy has over 35 years of experience in healthcare, insurance and financial services businesses, including more than 30 years with Cigna Corporation (NYSE: CI). Mr. McCarthy was most recently the Executive Vice President and Chief Financial Officer at Cigna from July 2013 to June 2017, and previously held the roles of Vice President of Finance, Vice President & Treasurer, Vice President of Strategy and Corporate Development between March 2003 to July 2013. In addition to his career with Cigna, Mr. McCarthy also held senior leadership roles at Kemper Insurance from July 1999 to February 2003 and USAA from 1985 to 1986. Mr. McCarthy is a member of the board of directors of Selective Insurance Group, Inc. (NASDAQ: SIGI), a New Jersey-based holding company for property and casualty insurance companies, and is a member of the audit and finance committees. He is also a member of the Board of Trustees of the American University of Rome, a Director of Avenue of the Arts, Inc., and a Director of the Habitat for Humanity of Montgomery and Delaware Counties. Mr. McCarthy received a bachelor’s degree in Finance from the Wharton School of the University of Pennsylvania and an MBA from Carnegie Mellon University’s Tepper School of Business.

Mr. McCarthy is a valuable member of our Board because of his extensive experience in the healthcare industry and his prior leadership positions at Cigna.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Shawn Morris
Director since: 2021 Age: 59 Committee membership: None

Shawn Morris has served as our Chief Executive Officer since 2021 and a member of our board of directors since May 2018. Prior to his role at Privia Health, Mr. Morris was the president of Cigna-HealthSpring, a Cigna company, known previously as HealthSpring, from 2016 to 2018. Beginning in 2005 and up to 2016, Mr. Morris held various leadership roles at Cigna-HealthSpring, including the positions of Chief Operating Officer, President of Development & Innovation, and Executive Vice President. Mr. Morris received a B.S. in Accounting from the Western Kentucky University and is a Certified Public Accountant. Mr. Morris is also a graduate of Dartmouth College’s Tuck Business School 2030 Global Executive program, an inaugural Fellow of the Nashville Healthcare Council and a member of the American Society of CPAs.

Mr. Morris is a valuable member of our board of directors because of his extensive experience in the healthcare industry and prior track record as a senior executive in high growth as well as large healthcare companies.

Dr. Jaewon Ryu
Director since: 2021 Age: 49 Committee membership: Compliance Committee

Dr. Jaewon Ryu has been the President and Chief Executive Officer of Geisinger since June 2019, an integrated delivery system with a clinical enterprise, a health plan, the Geisinger Commonwealth School of Medicine, and research and innovation functions operating in central and northeastern Pennsylvania. He originally joined Geisinger in September 2016, as the Executive Vice President and Chief Medical Officer, overseeing all aspects of patient care at Geisinger, working to improve the quality, affordability and experience of care delivered across the enterprise. Dr. Ryu was previously President of integrated care delivery for Humana, responsible for Humana’s owned and joint ventured care delivery assets, including a management services organization (MSO) assisting affiliated practices to adopt a population health model under value-based reimbursement methodologies. Prior to Humana, Dr. Ryu held various leadership roles at the University of Illinois Hospital & Health Sciences System, Kaiser Permanente, the Centers for Medicare and Medicaid Services, and as a White House Fellow at the Department of Veterans Affairs. He was also a practicing corporate healthcare attorney with the international firm McDermott, Will & Emery. Dr. Ryu has also served since 2018 as a commissioner on the Medicare Payment Advisory Commission (MedPAC). He is also a director on the National Committee for Quality Assurance (NCQA). Dr. Ryu earned his B.A. from Yale University and his M.D. and J.D. from the University of Chicago. He completed his residency training in emergency medicine at Harbor-UCLA Medical Center.

Dr. Ryu is a valuable member of our Board because of his extensive experience in value-based reimbursement, management services organizations and high-quality patient care.

Will Sherrill
Director since: 2021 Age: 34 Committee membership: Nominating and Corporate Governance Committee and Compensation Committee

Will Sherrill has been a Principal at Pamplona Capital Management since January 2022, focusing on investment opportunities in the healthcare and industrial services industries. Prior to joining Pamplona as a Vice President in 2019, Mr. Sherrill was an Associate and a Vice President at Kelso & Company, between February 2015 to January 2019, focusing in healthcare services. Mr. Sherrill began his career as an Analyst at Credit Suisse in the Capital Markets and Financial Sponsors groups from July 2011 to January 2015. Mr. Sherrill currently serves on the boards of CSC Serviceworks, Inc. and BFG Supply Co LLC. Mr. Sherrill previously served on the board of Brighton Health Group. Mr. Sherrill received bachelor’s degrees in Economics and History from the University of Virginia.

Mr. Sherrill is a valuable member of our Board because of his extensive investment experience in the healthcare industry.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Bill Sullivan
Director since: Mr. Sullivan served as the sole director starting with Privia Health’s founding in 2016 until the Board was expanded for the IPO in 2021. Age: 59 Committee membership: Audit Committee

Bill Sullivan has been an investor and operator of disruptive healthcare service and technology businesses for over 30 years. He is the founder of Brighton Health Partners, an entity which builds transformational healthcare businesses. Prior to founding Brighton Health Partners, he was founder/Chair of Brighton Health Group, which owned and operated Privia Health until May 2021. Mr. Sullivan led the acquisition of Privia and subsequent national expansion of the business prior to the hiring of CEO, Shawn Morris, in May 2018. Mr. Sullivan is an investor and current board member of Soar Health, The Collective, MedArrive, Duos and HUB International. Prior to forming Brighton Health Group, Mr. Sullivan was a partner at global private equity firm Apax Partners (2007- 2012). While at Apax, Mr. Sullivan led the $1.4B take private of TriZetto Group, the leading provider of technology solutions to payers. Prior to joining Apax, Mr. Sullivan was the CEO & Chairman of MagnaCare Holdings (acq. Apax), a health plan management company. Mr. Sullivan joined the founding management team of Oxford Health Plans (acq. United Healthcare) from 1987 to 2000, his last four as President of the company. Mr. Sullivan received a bachelor’s degree in Finance and Banking from Suffolk University in Boston.

Mr. Sullivan is a valuable member of our Board because of his extensive experience in the healthcare industry and prior track record as a senior executive.

Vote Required

The election of directors requires a plurality of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon to be Approved. Broker non-votes will have no effect on this proposal.

The Board of Directors recommends a vote “FOR” each of the nominees named above

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GOVERNANCE MATTERS

Governance Overview

We are committed to maintaining robust governance practices and a strong ethical culture that benefit the long-term interests of our stockholders. The Company, with the oversight of the Board, regularly reviews, updates and enhances its corporate governance practices and compliance and training programs, as appropriate, in light of stockholder interests, changes in applicable laws, regulations and stock exchange requirements and the evolving needs of our business.

Our Board has adopted our Corporate Governance Guidelines, Code of Conduct and charters for our Nominating and Corporate Governance Committee, Audit Committee, Compensation Committee and Compliance Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Conduct in the “Governance Documents” section of the “Investor Relations” page of our website located at www.ir.priviahealth.com, or by writing to our Corporate Secretary at our offices at 950 N. Glebe Rd., Suite 700, Arlington, VA 22203.

Composition of our Board

Our Board consists of one class of directors with nine members. Directors are elected to serve one-year terms.

At any time when Goldman Sachs and Pamplona Capital Management (the “Lead Sponsors”) beneficially own, in the aggregate, less than 25% of our common stock then outstanding, our directors will be divided into three classes serving staggered three-year terms. At each Annual Meeting of stockholders thereafter, directors will be elected to succeed the class of directors whose terms have expired. This classification of our Board could have the effect of increasing the length of time necessary to change the composition of a majority of the Board. In general, when the Board is classified, at least two Annual Meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the Board.

Shareholder Rights Agreement

In connection with our initial public offering, or IPO, we entered into a Shareholder Rights Agreement with the Lead Sponsors that provides each Lead Sponsor with the right to designate nominees for election to our Board. The Lead Sponsors may also assign their designation rights under the Shareholder Rights Agreement to an affiliate. The Shareholder Rights Agreement provides each Lead Sponsor the right to designate: (i) three nominees for so long as such Lead Sponsor beneficially owns at least 15% of the common stock (at least one of each of whom shall qualify as “independent” for purposes of serving on the Audit Committee), (ii) two nominees for so long as such Lead Sponsor beneficially owns between 10% and 15% of the common stock and (iii) one nominee so long as such Lead Sponsor owns between 5% and 10% of the common stock. In each case, the Lead Sponsors’ nominees must comply with applicable law and stock exchange rules. The Lead Sponsors have agreed in the Shareholder Rights Agreement to vote any shares of our common stock and any other securities held by them in favor of the election to our Board of the directors so designated.

At any time when a Lead Sponsor has the right to designate at least one nominee for election to our Board, such Lead Sponsors will also have the right to have one of their nominated directors hold one seat on each Board committee, subject to satisfying any applicable stock exchange rules or regulations regarding the independence of Board committee members. In addition, the Lead Sponsors shall be entitled to designate the replacement for any of their board designees whose board service terminates prior to the end of the director’s term regardless of the applicable Lead Sponsor’s beneficial ownership at such time.

Since our IPO, Jeff Bernstein, David King, Tom McCarthy, Will Sherrill, Patricia Maryland and Jaewon Ryu, MD were designated as director nominees by the Lead Sponsors, pursuant to the terms and conditions of the Shareholder Rights Agreement.

Director Independence

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has affirmatively determined that Jeff Bernstein, Nancy Cocozza, David King, Tom McCarthy, Patricia Maryland, Jaewon Ryu, Will Sherrill and Bill Sullivan do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including (i) the beneficial ownership of our common stock by each non-employee director, (ii) the relationships between our Company and the Lead Sponsors, (iii) the fact that Jeff Bernstein and Will Sherrill serve on our Board as nominees designated by the Lead Sponsors, (iv) the fact that Jeff Bernstein is a Managing Director at Goldman Sachs and Will Sherrill is a Principal at Pamplona, (v) the fact that Patricia Maryland serves on the board of directors of Surgery Partners, Inc., the parent company of Great Falls Clinic, which serves as Privia Health’s anchor practice in the State of Montana and (vi) the fact that David King serves on the board of trustees of Novant Health, the Company’s joint venture partner in North Carolina.

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GOVERNANCE MATTERS

Board Leadership Structure

The Company’s current board leadership structure consists of a Chief Executive Officer and an independent Chair of the Board. The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chief Executive Officer and Chair in any way that is in the best interests of the Company at a given point in time. The Board may make a determination as to the appropriateness of its current policies in connection with the recruitment and succession of the Chief Executive Officer and/or the Chair. The Board will continue to exercise its judgment on an ongoing basis to determine the optimal board leadership structure that the Board believes will provide effective leadership, oversight and direction, while optimizing the functioning of both the Board and management and facilitating effective communication between the two.

The Board believes that, under the Company’s present circumstances, its current leadership structure, in which the roles of Chief Executive Officer and Chair are separated, best serves the Board’s ability to carry out its roles and responsibilities on behalf of the Company’s stockholders, including its oversight of management, and the Company’s overall corporate governance. The Board also believes that the current structure allows our Chief Executive Officer to focus on managing the Company, while leveraging our independent Chair’s experience to drive accountability at the board level.

Stockholder Engagement

The Board believes that continual and transparent communication with our stockholders is a key component of strong corporate governance. The Board views stockholder outreach as a priority, and we value the opportunity to hear the perspectives of our stockholders, which we believe strengthens our understanding of their interests.

We actively engage with our stockholders throughout the year using in-person, virtual and other means of communication. Starting in 2023, we commenced a stockholder outreach program in which we reached out to our 25 largest institutional stockholders, representing approximately 31% of our outstanding common stock, and engaged with five of them.

Board Committees

	Independent Director	Audit Committee	Compensation Committee	Compliance Committee	Nominating and Corporate Governance Committee
Jeff Bernstein	I		C		C
Nancy Cocozza	I
David King	I
Patricia Maryland	I			C
Thomas McCarthy	I	C
Shawn Morris
Jaewon Ryu	I
Will Sherrill	I
Bill Sullivan	I
		I = Independent Director	C = Chairperson	= Member	= Board Chair

Audit Committee

The members of our Audit Committee are Nancy Cocozza, Tom McCarthy and Bill Sullivan. Tom McCarthy is the Chair of our Audit Committee. All members of the Audit Committee meet the independence standards of Nasdaq and the SEC, as well as the financial literacy requirements of Nasdaq. In addition, our Board has determined that Tom McCarthy is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This designation does not impose on such director any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board. Our Audit Committee is directly responsible for, among other things:

•	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;

•	ensuring the independence of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•	considering the adequacy of our internal controls and internal audit function;

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GOVERNANCE MATTERS

•	reviewing material related party transactions or those that require disclosure; and

•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Our Audit Committee held eight meetings during fiscal year 2022.

The written charter of our Audit Committee is available at our investor relations website at www.ir.priviahealth.com. Our website is not part of this proxy statement.

Compensation Committee

The members of our Compensation Committee are Jeff Bernstein, David King and Will Sherrill. Jeff Bernstein is the Chair of our Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under Nasdaq’s heightened independence standards for members of a Compensation Committee. Our Compensation Committee is responsible for, among other things:

•	reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;

•	reviewing and recommending to our Board the compensation of our directors;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans; and

•	reviewing our overall compensation philosophy.

Our Compensation Committee held seven meetings during fiscal year 2022.

The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Since September 2021, the Compensation Committee has engaged Korn Ferry, a compensation consulting firm, to assist in determining and structuring the compensation provided to our executive officers and non-employee directors. Korn Ferry reports directly to the Compensation Committee. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Korn Ferry and has determined that Korn Ferry’s work does not raise a conflict of interest.

The written charter of our Compensation Committee is available at our investor relations website at www.ir.priviahealth.com. Our website is not part of this proxy statement.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served as a member of a Compensation Committee (or if no committee performs that function, the board of directors) of any other entity that has an executive officer serving as a member of our Board.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Jeff Bernstein, David King and Will Sherrill. Jeff Bernstein is the Chair of our Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee qualifies as an independent director under the Nasdaq rules. Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying and recommending candidates for membership on our Board;

•	reviewing and recommending our corporate governance guidelines and policies;

•	reviewing proposed waivers of the code of conduct for directors and executive officers;

•	overseeing the process of evaluating the performance of our Board; and

•	assisting our Board on corporate governance matters.

Our Nominating and Corporate Governance Committee held four meetings during fiscal year 2022.

The written charter of our Nominating and Corporate Governance Committee is available at our investor relations website at www.ir.priviahealth.com. Our website is not part of this proxy statement.

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GOVERNANCE MATTERS

Compliance Committee

The members of our Compliance Committee are Patricia Maryland and Jaewon Ryu. Patricia Maryland is the Chair of our Compliance Committee. Our Compliance Committee is responsible for, among other things:

•	identifying, reviewing and analyzing laws and regulations applicable to the Company;

•	recommending to the Board, and monitoring the implementation of, compliance programs, policies and procedures that comply with local, state and federal laws, regulations and guidelines;

•	reviewing significant compliance risk areas identified by management;

•	discussing periodically with management the adequacy and effectiveness of policies and procedures to assess, monitor, and manage non-financial compliance business risk and compliance programs;

•	monitoring compliance with, authorizing waivers of, investigating alleged breaches of and enforcing the Company’s non-financial compliance programs; and

•	reviewing Company procedures for the receipt, retention and treatment of complaints received regarding non-financial compliance matters.

Our Compliance Committee held five meetings during fiscal year 2022.

Identifying and Evaluating Director Nominees

Our Nominating and Corporate Governance Committee is responsible for identifying, reviewing, evaluating and recommending candidates for nomination to our Board, including candidates to fill any vacancies that may occur. Our Nominating and Corporate Governance Committee assesses the qualifications of candidates in light of the policies and principles in our corporate governance guidelines and may also engage third party search firms to identify director candidates. The Nominating and Corporate Governance Committee may conduct interviews, detailed questionnaires and comprehensive background checks or use any other means that it deems appropriate to gather information to evaluate potential candidates. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates to the Board for approval as director nominees for election to the Board.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director, such as professional search firms and the relationships of current directors. In the case of a search firm, the Nominating and Corporate Governance Committee will pay a fee for such a firm to assist it in the recruitment and identification of potential candidates for the Board. The Nominating and Corporate Governance Committee generally provides the search firm with guidance as to the qualifications, qualities and skills that the Nominating and Corporate Governance Committee is seeking in potential candidates, and the search firm identifies candidates for the Nominating and Corporate Governance Committee’s consideration.

Director Qualifications

The Nominating and Corporate Governance Committee, in recommending director candidates for election to the Board, will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to understand the industry of the Company. In evaluating director candidates, the Nominating and Corporate Governance Committee and the Board may also consider the following criteria as well as any other factor that they deem to be relevant: (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to the affairs of the Company; (iii) demonstrated excellence in his or her field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) having a diverse personal background, perspective and experience; and (vii) having the commitment to rigorously represent the long-term interests of the Company’s stockholders.

The Nominating and Corporate Governance Committee considers not only an individual’s qualities, performance and professional responsibilities, but also the composition of the Board and the challenges and needs of the Board at that time. Although our Board does not maintain a specific policy with respect to board diversity, our Board values diversity as a factor in selecting nominees. Our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences, and may consider factors including gender, racial diversity, age, skills, and such other factors as it deems appropriate to maintain an appropriate balance of knowledge, experience and capability. In the case of incumbent directors our Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, our Nominating and Corporate Governance Committee also determines whether the nominee is independent for purposes of Nasdaq listing rules.

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GOVERNANCE MATTERS

Board Diversity Matrix

The Nominating and Corporate Governance Committee is committed to continuing to identify and recruit highly qualified director candidates with diverse experiences, perspectives, and backgrounds to join our Board. The table below provides certain information regarding the composition of our Board. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f) and related instructions.

Total Number of Directors:	9

Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose
Directors	2	6		1

Part II: Demographic Background
African American or Black	1
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background				1

Stockholder Recommendations for the Board

Stockholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual’s name and qualifications to Privia Health Group, Inc., 950 N. Glebe Rd., Suite 700 Arlington, VA 22203, Attention: General Counsel, who will forward all recommendations to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

To make a nomination for the 2023 Annual Meeting, please refer to the timing requirements specified in the section of this Proxy Statement entitled “Other Matters – Stockholder Proposals.”

Code of Ethics

Our Board adopted a code of ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our codes of business conduct and ethics is posted on the investor relations section of our website. We intend to disclose future amendments to our codes of business conduct and ethics, or any waivers of such code, on our website or in public filings.

Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our Board is responsible for risk oversight. Our Board believes that it is essential for effective risk management and oversight that there be open communication between management and our Board. Our Board meets with our Chief Executive Officer and President and other members of the senior management team at quarterly meetings of our Board, where, among other topics, they discuss strategy and risks facing the Company, as well as at such other times as they deem appropriate.

Our Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, disclosure controls and procedures, and legal and regulatory compliance, and discusses with

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management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our Audit Committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our Compensation Committee assesses risks created by the incentives inherent in our compensation policies. Our Nominating and Corporate Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our full Board also reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

Executive Sessions

The independent members of the Board meet in regularly scheduled executive sessions. Such meetings are presided over by the Chair of the Board.

Attendance by Members of the Board at Meetings

There were seventeen meetings of the Board during the year ended December 31, 2022. During the year ended December 31, 2022, each incumbent director attended more than 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which such director was on the Board.

Under our Corporate Governance Guidelines, which is available on our website at www.ir.priviahealth.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to prepare for and attend Board meetings and meetings of committees on which such director serves. Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that directors will attend absent compelling circumstances. All of our directors attended our Annual Meeting in May 2022.

Anti-Hedging Policy

Our Board has adopted a Statement of Policy Concerning Trading in Company Securities. Pursuant to this policy, employees, officers and directors are prohibited from engaging in any derivative transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities. Directors, officers and employees are also prohibited from shorting the Company’s stock.

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PROPOSAL NO.2 APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act also allows our stockholders to express their preference on the frequency of future advisory votes on the compensation paid to our named executive officers. It is expected that the first advisory vote on the compensation paid to our named executive officers will occur at the 2024 Annual Meeting of stockholders. Stockholders may indicate whether we should hold future advisory votes on the compensation paid to our named executive officers every (a) one year, (b) two years or (c) three years, or stockholders may abstain from voting. We are required to hold this vote at least once every six calendar years.

The Board is recommending that our stockholders vote to hold future advisory votes on the compensation paid to our named executive officers annually, believing that this will result in better communication with stockholders and will result in more meaningful and direct input by stockholders into our executive compensation program, policies and practices. Stockholders are not being asked to approve or disapprove of the Board’s recommendation, but rather to indicate their own choice from among the frequency alternatives.

The option of every one year, two years, or three years that receives the highest number of votes cast by our stockholders will be considered our stockholders’ preferred frequency for conducting future advisory votes on the compensation paid to our named executive officers. However, because this vote is advisory and not binding on our Board or the Company, the Board may decide that it is in the best interests of our stockholders and the Company to hold future advisory votes on the compensation paid to our named executive officers more or less frequently than the option preferred by our stockholders.

Vote Required

This proposal requires the affirmative vote of a majority of the votes cast at the meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal. If no frequency receives the foregoing vote, we will consider the frequency (one year, two years, or three years) that receives the highest number of votes cast to be the frequency recommended by stockholders.

The Board of Directors recommends a vote to hold Future Advisory Votes on the Compensation of Our Named Executive Officers every “ONE YEAR.”

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PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed PricewaterhouseCoopers LLP, or PwC, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2023. During our fiscal year ended December 31, 2022, PwC served as our independent registered public accounting firm.

Notwithstanding the appointment of PwC, and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our Company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Our Audit Committee is submitting the appointment of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of PwC will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of PwC, our Board may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our Company by PwC for our fiscal years ended December 31, 2022 and 2021:

(In Thousands)	2022	2021
Audit Fees(1)	$2,092	$2,550
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$2,092	$2,550
(1)

Audit Fees consist of fees billed for professional services by PwC for the audit of our annual consolidated financial statements. Fees for fiscal year 2022 also consisted of fee related to the review of our secondary offering and Form S-3. Fees for fiscal year 2021 also consisted of fees related to SEC registration statements and other filings, comfort letters and consents, and adoption of accounting pronouncements.

Auditor Independence

In our fiscal year ended December 31, 2022, there were no other professional services provided by PwC, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of PwC.

Pre-Approval Policies and Procedures

The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee.

The Audit Committee at least annually reviews and provides general pre-approval for the services that may be provided by the independent registered public accounting firm; the term of the general pre-approval is 12 months from the date of approval, unless the Audit Committee specifically provides for a different period. If the Audit Committee has not provided general pre-approval, then the type of service requires specific pre-approval by the Audit Committee.

The Audit Committee may delegate pre-approval authority to one or more Audit Committee members so long as any such pre-approval decisions are presented to the full Audit Committee at its next scheduled meeting. The annual audit services, engagement terms, and fees are subject to the specific pre-approval of the Audit Committee. All services performed and related fees billed by PwC during fiscal year 2022 and 2021 were pre-approved by the Audit Committee pursuant to regulations of the SEC.

Vote Required

The ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the votes cast at the meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors recommends a vote “FOR” The Ratification of The Appointment of PwC As Our Independent Registered Public Accounting Firm.

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CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Our Commitment to Corporate Responsibility and Sustainability

At Privia Health, we are dedicated to operating responsibly and sustainably as a key part of our corporate mission and business strategy. We believe doing so creates long-term value for our business, our shareholders and society. In 2020, 2021 and 2022, we made significant and continuing progress toward the execution of our corporate responsibility programs and sustainability practices. Our initiatives, progress and ongoing commitments are summarized below, categorized into five key tenets that are important to our business: Operate with Integrity; Put People First; Contribute Positively to Our Communities; Support Robust Corporate Governance; and Sustain Sound Environmental Stewardship. Additional information on our corporate responsibility and sustainability initiatives can be found on our website at www.priviahealth.com/esg.

Operate with Integrity

At Privia Health, our mission is to transform healthcare—enabling doctors and their care teams to focus on keeping people healthy. Each day, patients, families, and communities trust that we will deliver on our mission through ethical, honest, and compliant business operations. We take this responsibility seriously and have built a robust compliance and ethics program to assist our employees, Medical Groups, contractors, vendors and providers to comply with an increasingly complex and changing legal and regulatory landscape impacting our business and operations. Our compliance and ethics program encompasses our code of conduct, our privacy and security programs, annual training standards, keeping the company and our stakeholders apprised of legal and regulatory changes impacting our business and operations, and providing a process whereby stakeholders have a variety of means to raise, in good faith, any compliance concerns that they may have without fear of retaliation, including reporting anonymously if they so choose.

HIPAA Privacy and Security

Privia Health is committed to maintaining the privacy and security of protected health information (“PHI”) housed on our information technology platform. We are committed to complying with the Health Insurance Portability and Accountability Act of 1996, as amended (HIPAA), including: (i) providing patients with Notices of Privacy Practices, (ii) implementing physical, technical, and administrative safeguards designed to protect PHI; (iii) conducting HIPAA-related training for our workforce; and (iv) providing appropriate notifications in the event of a breach of PHI. We also take steps to provide our patients with prompt access to their health-related information as required by HIPAA and the Information Blocking Rule. Privia Health’s commitment to HIPAA compliance evolves as new technology services are added, and we are consistently evaluating our processes and procedures to adapt to every new business endeavor and mitigate any known security risks.

Our risk based change management program evaluates risks before changes are made to any of our systems to promote the continued security, the confidentiality, and the integrity of our systems. Furthermore, our HIPAA Privacy and Security program is reviewed by an external audit firm on an ongoing basis including a comprehensive risk analysis of all systems that contain sensitive and confidential information.

Corporate Privacy and Security

Privia Health has a dedicated team of professionals who focus on developing and deploying security controls that are designed to protect confidential and proprietary information, including our algorithms, source and object code, designs, and business processes. We have implemented robust security controls and comply with relevant regulations, including HIPAA, SOX, and PCI, to protect against unauthorized access, disclosure, alteration, or destruction of confidential and proprietary information. We have adopted a multi-layered security approach to secure our cloud infrastructure and SaaS applications, including encryption of data in transit and at rest, access controls, regular security updates, and vulnerability scans.

We manage access to Privia systems and data based on employee roles, responsibilities, and job functions. Any employees with access to our systems must first complete a mandatory privacy and security training program and refresh training annually thereafter. We enter into confidentiality and nondisclosure agreements with our employees, consultants, customers, and vendors who may receive or access confidential or proprietary information.

We have a system of core security measures that are designed to help protect our systems from cybersecurity attacks and security incidents, including:

•	Clustered and multi-layer firewalls;

•	Intrusion detection systems;

•	Vulnerability assessments;

•	Threat intelligence;

•	Content filtering;

•	Endpoint security (including anti-malware and detection response capabilities);

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•	Extensive review of third parties that access systems owned or managed by us;

•	Email security mechanisms;

•	Access control mechanisms; and

•	Encryption techniques for data at rest and in transit.

We take a cloud-forward approach to service delivery, preferably relying on trusted Tier 1 providers to safeguard our sensitive and confidential data. As part of our annual security risk assessment, we review our software and technology partners’ Service Organization Control 1 (SOC1) and SOC2 reports to assist in validating their compliance with our security requirements. We also contractually require that all service providers and business associates only store our data within the boundaries of the United States.

Any third parties who access, use, store, transmit or disclose electronic PHI in or from any system managed by Privia are reviewed by our Third Party Access Committee composed of the Chief Technology Officer, Chief Information Security Officer, Director of Enterprise Applications, Director of Clinical Applications, and the Privacy Officer. This committee reviews the privacy and security controls of each third party prior to granting access.

Our primary data center and cloud service providers are required to maintain certification for the Health Information Trust Alliance (HITRUST) Common Security Framework (CSF) as well as other accredited programs. In the event of a security breach, we have a comprehensive incident response plan in place to help reduce the impact with steps to see that incidents are quickly detected, investigated, and resolved. We are committed to transparency and regularly review and update our security policies and practices to promote the highest standards of information security.

Put People First

The Company’s Nominating and Corporate Governance Committee assists the Board in its oversight of human capital management, including corporate culture, diversity and inclusion, recruiting, retention, attrition, talent management, career development and progression, succession, and employee relations.

In addition, one of our ongoing strategic corporate objectives is to grow and develop our diverse workforce. To that end, we continue to expand our offering of leadership development and retention programs intended to support employees in their career progression, including:

•	Emerging Leaders Program: managers nominate individuals they believe are emerging as leaders who are provided with training to help them excel in their current roles and be prepared to lead others;

•

Leadership Acceleration Intensive: This six-month program starts out with foundational work including identifying and defining your own personal values, mission, vision and philosophy, and then advance to topics around emotional intelligence, resilience and decision making. The latter half of the training is focused on external greatness and targets competencies such as leadership, teamwork and communication;

•

Enhanced Manager Onboarding: this three-part course is designed for individuals who are new to people management or just new to managing at Privia Health. Through a blended learning program, we establish clear engagement expectations for our managers as we expect all employees to have an equitable employment experience;

•

Mental Health First Aid Training: this company-paid certification from the National Council for Mental Health Wellbeing is provided multiple times per year to employees and people managers on a voluntary basis. In the Mental Health First Aid course, participants learn to identify warning signs for mental health and addiction concerns and strategies for how to help someone showing these warning signs;

•

Ad Hoc Training: Our Learning and Enablement team is continually developing training sessions so that our workforce has the knowledge and skills they need to thrive in their roles and meet their own career development goals. We also deploy robust compliance training at hire and annually for both Privia Health and care center employees;

•

Brown Bag Training Sessions: We host virtual brown bag training sessions throughout the year for employees and their families and friends to learn about topics ranging from investment planning to stress management. In 2022, we hosted 36 brown bag sessions, more than double the previous year;

•

Individual coaching: Every year we select members of the management and leadership teams to participate in coaching and skills training so our leaders maximize opportunities to engage and motivate our workforce; and

•

Nashville Fellows Program Sponsorship: Each year, our CEO recommends a member of our leadership team to participate in the prestigious Nashville Healthcare Fellows Program. Members of Privia Health’s leadership team have been represented in the last 3 cohorts of the program.

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CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Equitable Workplace

At Privia Health, we value all of our employees and the exceptional talent they bring to our organization in support of our physicians, providers, care center staff, and patients. We consider our workforce to be a collection of individual people rather than a general population of workers. Because of this, our approach to policies and benefits allows flexibility for individual circumstances that no single policy guide could fully address. Within our Policy Guide, we offer flexible work alternatives and empower people managers to coordinate with HR Business Partners to identify short-term solutions to meet business needs when employees need to be out.

We also believe that a diverse range of backgrounds and experiences in our workforce contributes to a better experience for our customers and employees, and we want our employees to be able to thrive regardless of such background. To that end, our Non-Discrimination and Anti-Harassment policy in our employee Policy Guide states: “Business activities such as hiring, promotion, and compensation of employees, are conducted without regard to race and traits historically associated with race, including, without limitation, hair texture and protective hairstyles such as braid, locks, or twists, color, religion and religious creed, religious garb and grooming, sex, pregnancy, childbirth, breastfeeding, and related medical conditions, national origin and ancestry, mental or physical disability, legally protected medical condition (including HIV and AIDS), age (18 and over), veteran or military status or service, sexual orientation, gender, perceived or actual gender identity or expression, marital status, familial status or responsibilities, matriculation (e.g., being enrolled in a college or university or in a business, nursing, professional, secretarial, technical or vocational school), housing status, political affiliation, genetic information or characteristics (including family medical history), height or weight, parental status, place of birth, lawful use of tobacco products, lawful use of medicinal marijuana, unemployment status, status as a victim or family member of a victim of a crime, status as a victim or the family member of a victim of domestic violence, a sexual offense, or stalking, or any other characteristic protected by applicable federal, state or local law.”

We have controls in place to reduce the risk of discrimination in our hiring and promotion practices and provide an equal employment opportunity to everyone. Additionally, we provide annual, mandatory anti-harassment and non-discrimination training to all employees and people managers.

In an effort to address a wide variety of the themes associated with Diversity, Equity and Inclusion (DEI), in 2020 our DEI Steering Committee established a set of strategic priorities, which were further refined in 2022, to include the following:

•	Diversify Recruitment—Increase the multi-dimensional diversity of Privia Health staff through appropriate and thoughtful recruitment strategies;

•

Retention through Strategic Initiatives—Leverage strategic programs to create an environment in which all Privia staff are welcomed and supported, and differing perspectives and contributions are sought out and valued;

•	Alignment with Business Goals—Build a robust, integrated customer and supplier diversity program within our Company; and

•	Serve Our Communities—Cultivate and support a medical group that addresses the unique healthcare needs within each community we serve.

Our DEI Steering Committee is overseen by the Company’s Senior Vice President of People Operations, and is composed of a group of individuals representing diverse work groups across the organization who are familiar with existing resources, understand the effort needed to make progress with these initiatives, and are accountable for implementing the Steering Committee’s objectives across the organization.

Employee Resource Groups

In 2019, we launched a program to support employee-led Employee Resource Groups (ERGs). ERGs serve to unite people with diverse backgrounds around a common passion, interest, or experience. Today, Privia Health offers the following ERGs:

•

BIPOC Alliance: This ERG promotes a safe space for our employees who identify as Black, Indigenous, or a Person of Color, and their allies to network and support each other in the workplace, and make a positive impact in the communities we serve;

•	Early Career Network: For employees who are early in their careers and wish to be mentored by a more seasoned team member;

•

Genders and Sexualities Alliance: For employees who identify as LGBTQI+ and their allies to provide support for the unique challenges members of the LGBTQI+ community face in the workplace and within their communities;

•

Parents@Privia: For employees who are either current parents or caregivers, soon-to-be parents or caregivers, or simply want to support employees who are parents or caregivers given the unique needs of parents;

•

Veterans@Privia: For employees who have served in the armed forces, their spouses, family members, or anyone who would like to provide support and resources for current or former armed forces service members and enhance recruitment of candidates with military experience; and

•	Women In Leadership: For employees who identify as women and their allies to address historical gender bias and provide support in achieving personal and professional goals.

18	| 2023 Proxy Statement

CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Commitment to Equal Opportunity and Diversity

Our mission is to attract, develop, and retain the best and brightest talent from a diverse range of backgrounds, and we strive for transparency and accountability to remove barriers so that each and every employee can bring their full self to work. We regularly scrutinize our job descriptions, education and experience requirements, and physical demands to ensure we are not creating any unnecessary barriers for qualified applicants. Annually, the People Operations team reviews and enhances our policies, processes, and benefits to address a variety of opportunities including, but not limited to, competitively paid universal parental leave, transgender workplace transition guidance and a gender-neutral dress code.

In order to foster a culture of inclusion, Privia is focused on strategic objectives, including:

•	Diversity: We champion and seek to continually improve the representation of all members of the populations we serve within our workforce;

•	Equity: We provide all of our employees with the tools, resources, and accommodations they need to be successful; and

•	Inclusion: We have cultivated an inclusive work environment that encourages creativity and innovation.

One of our corporate strategic goals is to support and grow our diverse culture, delivering resources and opportunities that enable our employees to achieve their goals. Through purpose-built workgroups, we have developed processes and policies to promote equitable treatment during the recruitment and selection process as well as equitable opportunities for career development and advancement. Additionally, the People Operations team partners with Employee Resource Groups to evaluate our handbook policies and employee benefits to better serve our workforce.

In 2022, we made the following enhancements to our policies and benefits:

•

Addition of several new protected categories including: crime victim status, national ancestry, religious grooming, legally protected medical condition, height or weight, parental status, and place of birth;

•	Update policy guide to include Gender Transition policy so its presence is more widely known and acknowledged;

•

Up to twelve (12) weeks of paid parental leave for full-time employees with > 6 months of service effective 1/1/23 (runs concurrently with FMLA and paid after short term disability benefits, if applicable);

•

Introduction of Newborn Extended Hospital Admission Leave (NEHAL): grants eligible parents up to two (2) additional weeks of leave to care for children required to stay in the hospital longer than the standard length of stay. NEHAL does not interact with the standard parental leave bucket, but does run concurrently with FMLA and is paid after short term disability benefits, if applicable; and

•

Updated our bereavement policy to cover family members as well as loved ones to remove ambiguity around the passing of friends. The updated policy will also cover any employee (both moms and dads) who experience a loss related to pregnancy, adoption, and fertility. Examples of this event include but are not limited to: a miscarriage, an unsuccessful round of intrauterine insemination or of an assisted reproductive technology procedure (e.g., in vitro fertilization), a failed adoption match, etc.

The responses to exit interviews, onboarding surveys, ongoing feedback, and the annual engagement survey drive the areas of focus and programming to address opportunities. On a quarterly basis, we review the following 12-month trends: total population headcount, hires, terminations, promotions, management representation, and leadership representation. We use these trend lines to monitor the impact of our efforts.

Contribute Positively to Our Communities

Importantly, through our medical groups and provider partners, we provide healthcare services in underserved communities. For example, within our seven Accountable Care Organizations (ACOs) operating in 2021, 25% of all Privia providers’ affiliated patients in the Medicare Shared Savings Program (MSSP) scored high on the Area Deprivation Index (ADI) scale, with 25% to 32% of our provider partners’ MSSP patients in Florida, Georgia and Virginia scoring in the high range of the ADI scale.

Our business model also supports small businesses, specifically small physician practices. Physicians across the country face tremendous challenges as care delivery platforms today are not set up to succeed in different reimbursement models. Physician practices have limited access to capital and strained cash flows, and the administrative burden to manage patients has increased. Privia offers platform capabilities that enables providers to run a financially viable practice while delivering superior patient experiences that help reduce unnecessary healthcare costs, and improve the health of patients and the well-being of providers themselves.

We encourage and actively support our employees who want to have a meaningful and positive impact on their communities and charitable causes by giving their time, talents and money. In addition to coordinated fundraising and hands-on activities, we also annually offer eight hours of paid time off for volunteer activities. We also believe in the importance of voting in both local and national elections so we provide paid time off for everyone to perform this important civic duty.

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CORPORATE RESPONSIBILITY AND SUSTAINABILITY

The Company supports various charitable organizations throughout the year, focusing our efforts on support for the communities in which our physicians practice. In 2022, we:

•	Supported The World Central Kitchen’s meal delivery to Florida residents impacted by Hurricane Ian;

•

Volunteered at the 9/11 Day Meal Pack hosted by 9/11 Day, a nonprofit that organizes the September 11 National Day of Service and Remembrance as a permanent tribute to those killed and injured, and to the many brave individuals who rose in service in response to the terrorist attacks;

•	Matched employee donations to Feed America corporate campaign raising over $20,000;

•	Donated to a variety of charitable initiatives sponsored by partner organizations; and

•	Provided an opportunity for our current and prospective customers to donate to one of many charities of their choosing during an end-of-year campaign.

Since August 2017, we have used the Privia Employee Disaster Relief Fund to help employees support each other in times of need. Should a disaster occur that impacts employees in any of our geographies, the relief fund is reopened and employees are able to donate to support their colleagues who applied for help. This fund has supported employees impacted by COVID-19, the Texas freeze and power outage, and other natural disasters.

Aside from the Disaster Relief Fund, we have a standard process in advance of an anticipated weather event to reach out to all employees in the area of impact to provide resources and support for appropriate disaster preparation and maintain contact with them throughout the event and until they are fully recovered.

Support Robust Corporate Governance

Our employees, providers and care center employees play a vital role in our organization, and our compliance and ethics program, including our code of conduct, privacy and security programs, and policies and procedures reflect our values and apply to every employee, regardless of job titles. Our compliance and ethics program serves as the underlying infrastructure to support these efforts.

Our Board has adopted Corporate Governance Guidelines that govern the operations of the Board and its committees and address matters such as director responsibilities and qualifications, committee membership and structure, board composition and structure, director compensation, communications with outside parties and the annual self-evaluation of the Board and its standing committees. Our Corporate Governance Guidelines form an important and flexible framework for the Board’s corporate governance practices and guide the Board in the execution of its responsibilities.

Sustain Sound Environmental Stewardship

Our Purchasing Department works to provide discounted pricing to care centers from vendors who prioritize the well-being of the environment in their operations. This includes vendors offering medical supplies and equipment, medical and e-waste management services, paper shredding services and laundry services.

Where possible, our Purchasing Department reviews the frequency of orders being placed by care centers for their medical supplies, and encourages care centers with a high frequency of orders to consolidate orders in an effort to cut down on fuel expended during delivery.

In addition, in 2022 we began conducting a review of vendors and their corporate responsibility reports to understand how they actively demonstrate environmental well-being as a priority in their operations. Our Purchasing Department also works with vendors to ensure information is shared with care centers around the utility of “greener” products and services.

20	| 2023 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The information contained in this Report of the Audit Committee shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).

The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2022 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from and discussed with the Company’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by applicable requirements of the PCAOB describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Tom McCarthy (Chair)

Bill Sullivan

Nancy Cocozza

| 2023 Proxy Statement	21

EXECUTIVE OFFICERS

The following table sets forth information regarding the executive officers of Privia Health Group, Inc. as of March 27, 2023:

Name	Age	Position
Shawn Morris	59	Chief Executive Officer
Parth Mehrotra	44	President and Chief Operating Officer
Thomas Bartrum	55	Executive Vice President and General Counsel
David Mountcastle	53	Executive Vice President and Chief Financial Officer

The experience of our executive officers who are not directors is described below. The experience of Mr. Morris is set forth above under “PROPOSAL NO. 1—ELECTION OF DIRECTORS—Nominees for Director.”

Parth Mehrotra  has served as our President and Chief Operating Officer since 2018. Prior to his role at Privia Health, Mr. Mehrotra was the Chief Operating Officer of Brighton Health Group Holdings, LLC from 2016 to 2018, the parent company of Privia Health. Prior to 2016, Mr. Mehrotra held a senior finance role at athenahealth Inc., and also worked in the healthcare investment banking group at Goldman Sachs and Co. and as a management consultant at Accenture. Mr. Mehrotra received an M.B.A. from Northwestern University’s Kellogg School of Management and a B.A. in Economics from St. Stephen’s College, University of Delhi.

Thomas Bartrum  has served as our Executive Vice President and General Counsel since 2015. Prior to his role at Privia Health, Mr. Bartrum was a Partner at Baker, Donelson, Bearman, Caldwell and Berkowitz P.C., where his practice focused on healthcare regulatory matters, including the representation of Privia Health as outside counsel, helping the company develop its legal and strategic framework. Mr. Bartrum received a J.D. from the University of Kentucky, an M.Jur. in Health Law from Loyola University and a B.A. in Chemistry from Bellarmine University. Mr. Bartrum is also the founding co-chair of the American Health Lawyers’ Association’s ACO Task Force.

David Mountcastle  served as our Chief Financial Officer from 2014 through January 2022 and resumed this office as of March 2022. Prior to his role at Privia Health, Mr. Mountcastle was the Chief Financial Officer at Brainware Inc., held multiple senior finance roles at iDirect, Inc., was a regional Chief Financial Officer for Coventry and held multiple senior regional finance roles with United Healthcare. Mr. Mountcastle started his career with Ernst & Young in their Entrepreneurial Services Division. Mr. Mountcastle received an M.B.A. with dual concentration in Finance and Information Systems from Virginia Commonwealth University and a BBA in Accounting Information Systems from James Madison University. Mr. Mountcastle has been a CPA since 1992.

22	| 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

General

In this Compensation Discussion and Analysis (“CD&A”), we provide an overview and analysis of the compensation awarded to or earned by our NEOs identified in the Summary Compensation Table below during fiscal year 2022, including the elements of our compensation program for NEOs, material compensation decisions made under that program for fiscal year 2022 and the material factors considered in making those decisions. Our NEOs for the year ended December 31, 2022, which consist of our principal executive officer, our principal financial officer, our two other executive officers for fiscal year 2022 and our former principal financial officer are:

•	Shawn Morris, Chief Executive Officer;

•	David Mountcastle, Executive Vice President and Chief Financial Officer;

•	Parth Mehrotra, President and Chief Operating Officer;

•	Thomas Bartrum, Executive Vice President and General Counsel; and

•	Jeffrey S. Sherman, Former Chief Financial Officer.

Mr. Sherman assumed the role of Chief Financial Officer on January 5, 2022 and resigned effective March 21, 2022, following which Mr. Mountcastle, who previously served as Chief Financial Officer, returned to the role.

Executive Summary

2022 Performance Highlights and Pay for Performance.

Our executive compensation programs are intended to deliver pay in accordance with corporate and individual performance, rewarding superior performance and providing consequences for underperformance. We believe that the compensation of our NEOs for fiscal year 2022 was aligned with the Company’s performance during 2022. Below are highlights of the Company’s performance in 2022, including Practice Collections, Care Margin, Adjusted EBITDA, implemented providers, Attributed Lives and new market openings, which were the financial and business performance metrics included in our Corporate Scorecard Goals used for the Company’s executive compensation programs:

•	Practice Collections for full-year 2022 were $2.42 billion, a 49.1% increase over 2021;

•	Care Margin was $305.6 million, a 28.2% increase over 2021;

•	Adjusted EBITDA for 2022 was $60.9 million, a 47.1% increase over 2021;

•	Implemented Providers increased by 289 or 8.7%, compared to December 31, 2021;

•	Attributed Lives at December 31, 2022 were 856,000, an 8.9% increase over December 31, 2021; and

•	During 2022, the Company announced the entry into Montana, North Carolina, and Delaware.

2022 Compensation Highlights.

Consistent with our compensation philosophy, key compensation decisions for 2022 included the following:

a.

Base Salaries. The 2022 base salaries for our NEOs remained generally consistent with their base salaries in 2021, except that Mr. Mountcastle’s base salary was increased in connection with his return to the role of Chief Financial Officer and Mr. Bartrum’s base salary was increased in 2022 in order to position his base salary and target bonus at closer to the median of the market, based on the market analysis performed by our independent compensation consultant, as described further below.

b.

Annual Cash Incentives. For 2022, our Compensation Committee selected performance goals for our performance-based annual bonus program that were intended to promote our business plan and annual goals. As a result of strong performance against our pre-established performance goals for 2022, the Compensation Committee determined to pay out annual bonuses at 131.1% of target for the company performance component of each NEO’s annual bonus.

We intend to continue to emphasize and enhance variable pay rather than fixed pay in our compensation plan, with performance-based incentives tied to the achievement of company financial and operational objectives. In early 2023, the Compensation Committee adopted a framework for long term compensation (the “2023 Long-Term Incentive Program”) which contemplates that our NEOs will receive 60% of their annual equity award in the form of performance stock unit awards and 40% of their annual equity award in the form of time-based restricted stock unit awards as part of the further development of meaningful performance-based incentives. We intend to grant such performance stock unit awards, which we expect will be subject to vesting based on the achievement of certain cumulative Adjusted EBITDA and Practice Collections goals over a three-year period, and such time-based restricted stock unit awards to our executive officers in April 2023.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Governance and Best Practices

We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key compensation practices include the following:

What We Do		What We Don’t Do
✓	Emphasize performance-based, at risk compensation.	X	Do not grant guaranteed equity compensation.
✓	Emphasize the use of equity compensation to promote executive retention and reward long-term value creation.	X	Do not provide significant perquisites.
✓	Weight the overall pay mix towards incentive compensation for executive officers.	X	Do not reprice our stock option awards.
✓	Engage an independent compensation consultant to advise our Compensation Committee.	X	Do not allow any derivative transactions designed to hedge or speculate on market value of the Company’s equity securities.
✓	Provide “double trigger” vesting in connection with a qualifying termination following a change of control.	X	Do not allow pledging the Company’s equity securities or holding them in a margin account.
✓	Maintain stock ownership guidelines for our directors and executive officers.	X	Do not allow NEOs or directors to make open market sales outside of a 10b5-1 trading plan.

Executive Compensation Objectives and Philosophy

The Compensation Committee’s goal is to create a compensation program that supports our company’s mission, vision and commitment to equity for all employees.

Our executive compensation program is designed to:

•	Attract, motivate and retain NEOs who drive our success;

•	Reinforce and align NEOs with our values and mission;

•	Give us the ability to balance Privia Health’s evolving business strategy and market competitiveness with our NEOs’ desire for professional and financial growth;

•	Motivate our NEOs to help our company achieve optimal financial and operational results;

•	Provide reward opportunities consistent with our performance on both a short-term and long-term basis; and

•	Align the long-term interests of our NEOs with those of our stockholders.

In general, we strive to provide total compensation that meets the market median when executive officers are consistently meeting the full expectations of their role. Executive officers may be compensated above or below the targeted market position based on factors such as experience, performance, scope of position and the competitive demand for proven executive talent, as described further below under “Determination of Executive Compensation.”

Determination of Executive Compensation

Role of Board of Directors/Compensation Committee/Executive Officers

The Compensation Committee is responsible for establishing and overseeing our executive compensation programs and annually reviews and approves or makes recommendations to the Board, as appropriate, with respect to the compensation to be provided to our NEOs.

In setting executive compensation, the Compensation Committee considers a number of factors, including the recommendations of our Chief Executive Officer (other than with respect to the Chief Executive Officer’s own compensation) and our SVP, People Operations, current and past total compensation, competitive market data and analysis provided by the Compensation Committee’s independent compensation consultant, our performance and each executive’s impact on performance, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership, and internal equity pay considerations. Our Chief Executive Officer’s recommendations are based on his evaluation of each other NEO’s individual performance and contributions, of which our Chief Executive Officer has direct knowledge.

Role of Compensation Consultant

In order to design a competitive executive compensation program that will continue to attract top executive talent and reflect our compensation philosophy, our Compensation Committee has retained Korn Ferry as an independent compensation consultant to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives and provide guidance in administering our executive compensation program. The Compensation Committee has evaluated Korn Ferry’s

24	| 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

independence pursuant to the requirements of Nasdaq and SEC rules and has determined that Korn Ferry does not have any conflicts of interest in advising the Compensation Committee. Korn Ferry did not provide any other services to the Company in 2022 for fees in excess of $120,000. The independence of the consultant is reviewed on an annual basis along with the fees spent on direct services.

In consultation with Korn Ferry, in March 2022, our Compensation Committee selected a peer group of publicly traded companies similarly situated in size and industry profile to Privia Health as follows:

• 1Life Healthcare, Inc.	• Cano Health, Inc.	• Oak Street Health, Inc.
• Accolade, Inc.	• Evolent Health, Inc.	• Oscar Health, Inc.
• Agilon Health, Inc.	• Goodrx Holdings, Inc.	• Signify Health, Inc.
• Alignment Healthcare, Inc.	• Health Catalyst, Inc.	• Surgery Partners, Inc.
• Apollo Medical Holdings, Inc.	• Lifestance Health Group, Inc.	• Teladoc Health, Inc.
• Bright Health Group, Inc.	• Multiplan Corporation

In 2022, Korn Ferry provided an analysis of data derived from (i) members of our peer group and (ii) relevant compensation surveys. For 2022, the Compensation Committee used Korn Ferry’s analysis to help structure a competitive executive compensation program, position executive compensation by considering market data, and make individual compensation decisions based on comparable positions at companies with which we compete for talent, including, without limitation, to assist in its determination of the appropriate compensation package to be provided in connection with Mr. Mountcastle’s re-commencement as Chief Financial Officer. While the Compensation Committee does not establish compensation levels solely based on a review of competitive data, it believes such data is a useful guide for its deliberations as our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate and retain qualified executive officers.

Elements of Compensation

The primary elements of our NEOs’ compensation and the main objectives of each are:

•	Base Salary. Base salary attracts and retains talented executives, recognizes individual roles and responsibilities, and provides stable income;

•	Annual Performance-Based Incentive Compensation. Annual performance bonuses promote annual performance objectives and reward executives for their contributions toward achieving those objectives;

•

Equity Based Long-Term Incentive Compensation. Equity compensation, historically provided in the form of stock options and RSUs, aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial and operational performance, and helps retain executive talent.

In addition, our NEOs are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis and terms as our other employees. We also maintain severance arrangements, which aid in attracting and retaining executive talent. Each of these elements of compensation for 2022 is described further below.

Base Salary

The base salaries of our NEOs are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Base salary is a visible and stable fixed component of our compensation program. Base salaries provide our NEOs with a reasonable degree of financial certainty and stability. Our Compensation Committee annually reviews and determines the base salaries of our executives and evaluates the base salaries of new executive officer hires at the time of hire. In February 2022, our Compensation Committee approved a base salary increase for 2022 of 5% for Mr. Bartrum to $315,000 per year, effective March 24, 2022. In August 2022, the Compensation Committee approved a base salary increase for Mr. Bartrum to $340,000 per year, effective July 1, 2022 in order to bring Mr. Bartrum’s base salary closer to the median of the market for similarly situated executives in our peer group. In addition, in connection with the negotiation of the Mountcastle Agreement (as defined below), the Compensation Committee agreed that Mr. Mountcastle would receive an increased annual base salary of $380,000 effective April 1, 2022. Following such determinations, our NEOs’ base salaries were as set forth below:

Name	2022 Annualized Base Salary ($)
Shawn Morris	600,000
David Mountcastle	380,000
Parth Mehrotra	475,000
Thomas Bartrum	340,000
Jeffrey Sherman	450,000

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COMPENSATION DISCUSSION AND ANALYSIS

Cash Incentive Compensation

We consider annual cash incentive bonuses to be an important component of our total compensation program and provide incentives necessary to retain executive officers. We maintain an annual performance-based cash bonus program in which each of our NEOs participated in 2022. Each NEO is eligible to receive an annual performance-based cash bonus based on a specified target annual bonus award amount, expressed as a percentage of the NEO’s base salary. In fiscal 2022, our NEOs participated in our annual cash incentive bonus program at the following target percentages of base salary:

Named Executive Officer	Target Percentage
Shawn Morris	100%
David Mountcastle	70%
Parth Mehrotra	100%
Thomas Bartrum	50%
Jeffrey Sherman(1)	100%
(1)	Mr. Sherman’s employment with us terminated March 25, 2022 and as a result, he was not eligible to receive a fiscal 2022 bonus.

The target bonuses for 2022 were consistent with the target bonuses for 2021, except that Mr. Mountcastle’s target bonus increased by 20% in connection with his entrance into the Mountcastle Agreement.

Our Compensation Committee, based upon the recommendation of our Chief Executive Officer, establishes company performance goals each year that it determines are rigorous yet achievable for management and, at the completion of the year, determines actual bonus payouts after assessing company performance against these goals. Payment of the annual performance-based bonus is subject to the NEO’s continued employment with us on the date such bonuses are paid.

The corporate scorecard metric with respect to 2022 bonuses included a variety of financial, operational and strategic performance criteria. Bonus payouts under the corporate scorecard metric are determined using a range of threshold to maximum achievement levels, which range from 50% to 150% of target amounts (other than the “Open New Markets” metric, which commences payout at 110% with one new market opened and at 150% with two new markets opened), with an additional 5% modifier applicable in the event certain ESG metrics are achieved. Payouts under the cash bonus program are not limited at the maximum performance level, and to the extent performance exceeds the maximum performance level, the amount payable continues to increase based on a continuation of the linear interpolation of the metrics achievement and payout levels. Our Compensation Committee intends to review this practice in 2023 and will consider whether to impose a maximum payout amount.

The following are the key metrics we used in our annual bonus program for 2022:

•

Practice Collections is defined as the total collections from all practices in all markets and all sources of reimbursement (FFS, VBC and other) that we receive for delivering care and providing our platform and associated services. Practice Collections differ from revenue by adding collections from Non-Owned Medical Groups.

•

Care Margin is defined as total revenue less the sum of provider expense. We view Care Margin as all of the dollars available for us to manage our business, including providing administrative support to our practices, investing in sales and marketing to attract new providers to the Privia Platform, and supporting the organization through our corporate infrastructure.

•

New Signed Providers is defined as the total of all service professionals contracted to join Privia Health’s platform during a given period, in both Owned and Non-Owned Medical Groups. This includes, but is not limited to, physicians, physician assistants, and nurse practitioners. We believe that growth in the number of New Signed Providers is a key indicator of expected revenue growth.

•

Attributed Lives is defined as any patient that a payer deems attributed to Privia, in both Owned and Non-Owned Medical Groups, to deliver care as part of a VBC arrangement. The number of Attributed Lives is an important measure that impacts the amount of VBC revenue we receive.

•

Adjusted EBITDA is defined as net (loss) income excluding interest income, interest expense, minority interest expense / income, depreciation and amortization, stock-based compensation, severance, other one time or non-recurring expenses and the benefit from income taxes.

Care Margin and Adjusted EBITDA are non-GAAP financial measures. Please see Appendix A for a reconciliation of Care Margin and Adjusted EBITDA to their most closely comparable financial measures calculated in accordance with GAAP. These non-GAAP financial measures are not a substitute for or superior to the comparable financial measures under GAAP.

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COMPENSATION DISCUSSION AND ANALYSIS

The tables below summarize the 2022 corporate scorecard goals established by the Compensation Committee, their relative weighting, and level of achievement for each goal for 2022 as approved by the Compensation Committee.

2022 Corporate Scorecard Goals ($ in millions)	Weighting	Threshold	Target		Maximum	Actual Achievement	Scorecard Achievement Weighting
Practice Collections	12.5%	$2,184.0	$2,284.9		$2,389.6	$2,424.1	20.7%
Care Margin	12.5%	$270.9	$299.6		$330.8	$305.6	13.8%
New Signed Providers	20.0%	436	536		611	542	20.8%
Attributed Lives	15.0%	783,000	888,000		1,005,000	856,000	12.7%
Adjusted EBITDA	25.0%	$48.2	$54.7		$61.9	$60.9	35.8%
Open New Market	15.0%	N/A	One	[1]	Two	Three	24.8%
ESG Metric Composite (Employee Engagement, Physician Engagement, DEI)	5.0%						2.5%
Total	105.0%						131.1%
(1)	The opening of one new market would result in a payout of 110% of target, where achievement at the target level for the other 2022 corporate scorecard goals would result in a payout of 100% of target.

In addition, the ESG metric modifier is comprised of three elements: (i) employee engagement, measured through improving and maintaining eNPS score; (ii) physician engagement, measured through improving and maintaining provider NPS score; and (iii) diversity, equity and inclusion, evaluated on whether we were able to attract, develop and retain talent to deliver on our mission, strategy and values, increase representation across all levels, embed a culture of inclusivity through continued education and learning goals, and ensure equity within our key talent processes. For 2022, the ESG metric modifier was deemed achieved at +2.5% due to increased representation of our monitored populations, particularly in management positions, as a result of efforts to attract, develop, and retain our talent, resulting in overall achievement of 131.1% of target under our corporate scorecard.

2022 Bonus Payout Results

The Compensation Committee recognized the NEOs’ extraordinary contributions towards company performance in 2022, including being awarded top workplaces accolades in two markets and nationally, enhancing Diversity, Equity and Inclusion, opening a record three new markets, developing public company best practices, policies, and procedures, achieving SOX compliance, and exceeding financial metrics. As a way to recognize these achievements, the Compensation Committee made a discretionary special increase to payouts under the 2022 bonus program as set forth below under “Individual Assessment”. The Compensation Committee also awarded a total of $832,753 in discretionary bonuses to non-NEO bonus-eligible employees whose performance was extraordinary.

Name	Overall Individual Assessment (% of Target)	Bonus Payout (Based on Corporate Scorecard Achievement)	Individual Discretionary Bonus Increase	Total Bonus Payout
Shawn Morris	175%	$786,600	$263,400	$1,050,000
David Mountcastle	165%	348,726	90,174	438,900
Parth Mehrotra	185%	622,725	256,025	878,750
Thomas Bartrum	160%	222,870	49,130	272,000
Jeffrey Sherman	N/A	N/A	N/A	N/A

The amounts of the NEOs’ 2022 performance bonuses based on achievement over and above the corporate scorecard amount are set forth in the column entitled “Bonus” in the “2022 Summary Compensation Table” below.

Equity-Based Long-Term Incentive Awards

We view equity-based compensation as a critical component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of executives with those of our stockholders. The Compensation Committee considers Korn Ferry’s market pay analysis and internal equity considerations when determining the value of equity-based awards to grant to NEOs.

Our Compensation Committee believes it is essential to provide equity-based compensation to our executive officers in order to align the incentives of our executive officers with those of our stockholders, reinforcing our commitment to ensuring a strong linkage between company performance and pay.

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COMPENSATION DISCUSSION AND ANALYSIS

Option Award Modification in connection with the IPO

Prior to our IPO, we granted stock options to our employees pursuant to the 2018 Plan. We granted stock options to our NEOs in each of 2018, 2019 and 2020. The majority of these options were performance-vesting options, the terms of which provided that the options would vest upon a change of control transaction in which our lead sponsors Goldman Sachs and Pamplona Capital Management (the “Lead Sponsors”) achieve a threshold return. Although the IPO did not qualify as a change of control transaction as defined by the terms of the performance-based options, because the sponsors would have exceeded the investment return threshold in a hypothetical sale of Privia Health at the IPO price, our pre-IPO board of directors determined that it was appropriate to amend the vesting condition of the performance-based options and convert such options to time-based options with 60% vested at the IPO, 20% scheduled to vest 12 months after the IPO and 20% scheduled to vest 18 months after the IPO. The executive officers who received the amended performance-based options agreed not to sell the shares of stock underlying such options as follows: shares underlying options that were modified to vest 60% at the IPO were not eligible to be sold for one year after vesting, and shares underlying 20% of the options that vested at 12 months after IPO and shares underlying 20% of the options that vested at 18 months after IPO will not be eligible to be sold for six months after the applicable vesting dates.

The rest of the options granted to our NEOs in 2018, 2019 and 2020 were time-based options that were scheduled to vest in in equal annual installments on the first, second, third and fourth anniversaries of the grant date. In connection with the IPO, our pre-IPO board of directors accelerated by one year the vesting of any time-based option that was not 100% vested. In addition, the pre-IPO board of directors accelerated the time-based options held by our Chief Executive Officer by four months so that 100% of his time-based options vested upon consummation of the IPO.

The incremental fair value of all of the modified options is reported under the “Option Awards” column in the Summary Compensation Table for fiscal year 2021 in accordance with FAS ASC Topic 718. The incremental fair value does not represent new awards made to, or payments actually received by, our NEOs during 2021, and was mostly attributable to the modification of the performance-based options.

In addition, at the time of the IPO, each of the NEOs received RSU and option awards under the 2021 Plan. At that time, the Board determined that, in light of the substantial realizable value of their modified option awards and new equity awards in connection with the IPO, Privia Health would not grant equity awards to our then-serving NEOs until 2023. However, in light of Mr. Mountcastle’s transitions during 2022, the Compensation Committee determined that it was appropriate to grant him a sign-on equity grant in connection with him resuming the role as Chief Financial Officer of the Company in order to suitably incentivize him in a key role for us. In addition, to promote the retention of Mr. Bartrum during a critical time for the Company as a newly public company and in light of internal pay equity considerations, the Compensation Committee decided to grant Mr. Bartrum an award of RSUs on May 31, 2022. The vesting of this award was designed in order to retain Mr. Bartrum, and will not vest until the third anniversary of the grant date provided Mr. Bartrum remains employed with us through such date.

We made the following grants of stock options and RSUs to our NEOs in 2022:

Name	Number of Stock Options	Number of RSUs
David Mountcastle(1)	64,882	48,833
Thomas Bartrum(2)	N/A	63,964
Jeffrey Sherman(3)	235,128	61,307
(1)

Mr. Mountcastle’s sign-on award was granted on April 1, 2022 and is scheduled to vest in four ratable annual installments on each of the first four anniversaries of the grant date, subject to Mr. Mountcastle’s continued service with us; provided, that, in the event Mr. Mountcastle is terminated by the Company without “cause” or resigns for “good reason” (each as defined in the Mountcastle Agreement), such sign-on grant will accelerate and vest as of the date of such termination.

(2)	Mr. Bartrum’s award was granted on May 31, 2022 and is scheduled to vest on the third anniversary of the grant date, subject to his continued service with us.

(3)	Mr. Sherman’s sign-on awards were granted on January 5, 2022 and were forfeited in their entirety in connection with his termination of employment.

2023 Long-Term Incentive Program

In early 2023, the Compensation Committee adopted our 2023 Long-Term Incentive Program, which is a framework for granting long-term incentives to our executive officers and other employees. This framework introduced performance stock units to our mix of equity awards, in order to drive achievement of our corporate performance goals and further align the interests of our NEOs and other participants with those of our stockholders.

In accordance with the framework of the 2023 Long-Term Incentive Program, our NEOs will receive 60% of their 2023 annual equity award in the form of performance stock unit awards and 40% of their 2023 annual equity award in the form of time-based restricted stock unit awards. We expect to make these equity awards to our NEOs in April 2023.

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COMPENSATION DISCUSSION AND ANALYSIS

Retirement Savings, Health and Welfare Benefits

We maintain a 401(k) plan for our employees (including our NEOs), and other members of our Affiliated Service Group, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees.

Employee Benefits and Perquisites

All of our full-time employees, including our NEOs, are eligible to participate in a broad array of customary health and welfare plans. We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our NEOs.

No NEO received tax gross-up payments from the Company in 2022.

We do not currently provide perquisites to our NEOs, and we do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of the executive’s duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved by the Compensation Committee.

Severance and Change in Control Arrangements

We are party to employment agreements with each of our NEOs, which provide for severance benefits and payments upon certain terminations without cause or resignations for good reason. Our Compensation Committee believes that these types of arrangements are necessary to attract and retain executive talent and are a customary component of executive compensation. In addition, certain of our executives may be entitled to enhanced benefits in connection with a qualifying termination following a change in control pursuant to our equity plans, which can mitigate a potential disincentive for our executives when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. A description of these arrangements, as well as information on the estimated payments and benefits that our NEOs would have been eligible to receive as of December 31, 2022, are set forth in “Potential Payments Upon Termination or Change in Control” below.

On August 9, 2022, our Board, based on the recommendation of the Compensation Committee, approved, and on August 10, 2022 we entered into, amendments to the employment agreements with each of the NEOs. Each of the amendments clarifies and standardizes the activities that are deemed to be competitive with us for purposes of the non-compete provisions in each of the employment agreements.

In addition, the amendment to Mr. Mehrotra’s employment agreement (i) increased the period following a termination without cause or a resignation for good reason during which Mr. Mehrotra is entitled to receive monthly severance payments, from 15 months to 18 months (the “Mehrotra Severance Period”) and (ii) increased the post-termination non-compete period from one year to 18 months, corresponding to the Mehrotra Severance Period. The Compensation Committee recommended these changes to bring Mr. Mehrotra’s severance arrangements in line with those of Mr. Morris.

The amendment to Mr. Bartrum’s employment agreement increased Mr. Bartrum’s severance payment following a termination without cause or a resignation for good reason to a lump sum payment equal to 12 months of base salary plus annual incentive bonus at target for the year of termination. The Compensation Committee recommended these changes in order to standardize the executives’ employment agreements by aligning the severance terms and amounts, and updating the definition of business area for purposes of the non-competition provision. In addition, the amendment to Mr. Bartrum’s employment agreement increased his base salary to bring it closer to the median of the market for similarly situated executives in our peer group.

Other Policies and Considerations

Stock Ownership Guidelines for Directors and Executive Officers

The Board established stock ownership guidelines for our non-employee directors to encourage them to maintain a meaningful ownership stake in the Company in order to ensure alignment with the stockholders that they represent and further promote the Company’s commitment to sound corporate governance. Each non-employee director is expected to own Privia Health common stock equal in value to at least five times his or her annual cash Board retainer fee (excluding any additional fees paid to directors in specific leadership roles or for committee membership). For purposes of meeting these requirements, ownership includes not only shares owned directly by the director, but also restricted stock units and restricted stock awarded under our long-term incentive equity plans. Compliance with the ownership level is expected to occur by the fifth anniversary of a director’s initial election to the Board. All of our directors are in compliance with the stock ownership guidelines or remain within the five-year period for fulfilling the ownership requirements.

In November 2022, the Board established stock ownership guidelines for our executive officers to encourage them to maintain a meaningful ownership stake in the Company in order to ensure alignment with the stockholders that they represent and further

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COMPENSATION DISCUSSION AND ANALYSIS

promote the Company’s commitment to sound corporate governance. Each executive officer is expected to own Privia Health common stock equal in value to the multiple of his or her annual base salary as set forth in the table below. For purposes of meeting these requirements, ownership includes shares owned directly by the executive officers and time-vesting restricted stock units and restricted stock awarded under our long-term incentive equity plan. Compliance with the ownership level is expected to occur by the fifth anniversary of the adoption of the guidelines, or, if later, the fifth anniversary of his or her appointment as an executive officer. All of our executive officers are either in compliance with the stock ownership guidelines or remain within the five-year period for fulfilling the ownership requirements.

Chief Executive Officer	6x annual base salary
President (if not the Chief Executive Officer)	5x annual base salary
Other Executive Officers	3x annual base salary

Anti-Hedging Policy.  Our Board has adopted a Statement of Policy Concerning Trading in Company Securities. Pursuant to this policy, employees, officers and directors are prohibited from engaging in any derivative transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities. Directors, officers and employees are also prohibited from shorting the Company’s stock.

Section 409A.  The Compensation Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

Section 162(m).  Section 162(m) of the Code disallows a tax deduction to public companies for compensation in excess of $1 million paid to “covered employees”, which generally includes all NEOs. While the Compensation Committee may take the deductibility of compensation into account when making compensation decisions, the Compensation Committee will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us.

Accounting for Share-Based Compensation.  We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, (“ASC Topic 718”), for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and RSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards.

30	| 2023 Proxy Statement

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis section in this Proxy Statement with management. Based upon such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Compensation Committee:

Jeff Bernstein (Chair)

David King

Will Sherrill

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EXECUTIVE COMPENSATION TABLES

2022 Summary Compensation Table

The following table sets forth information concerning the compensation paid to our NEOs during our most recently completed fiscal years ended December 31, 2022, 2021 and 2020.

		Salary	Bonus	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Name and Principal Position	Year	($)[1]	($)[2]	($)	($)	($)(5)	($)(6)	($)
Shawn Morris	2022	$600,000	$263,400	—	—	$786,600	$13,512	$1,663,512
Chief Executive Officer	2021	$600,000	—	$2,799,997	$99,374,735	$850,000	$13,069	$103,637,801
	2020	$500,000	—	—	—	$921,252	$12,512	$1,433,764
David Mountcastle	2022	$340,729	$90,174	$1,338,513	$799,995	$348,726	$13,512	$2,931,649
Executive Vice President and Chief Financial Officer
Parth Mehrotra	2022	$475,000	$256,025	—	—	$622,725	$13,512	$1,367,262
President and Chief Operating Officer	2021	$475,000	—	$2,239,993	$48,550,675	$725,000	$13,069	$52,003,737
	2020	$412,000	—	—	$45,160	$885,512	$12,512	$1,355,184
Thomas Bartrum	2022	$323,277	$49,130	$1,532,577	—	$222,870	$13,512	$2,141,366
Executive Vice President and General Counsel	2021	$300,000	—	$629,993	$8,726,034	$225,000	$13,069	$9,894,096
	2020	$300,000	—	—	$7,667	$295,000	$12,512	$615,179
Jeff Sherman(7)
Former Executive Vice President and Chief Financial Officer	2022	$149,916	—	$1,532,675	$2,924,992	—	—	$4,607,583
(1)	The Amounts reflect actual base salaries paid to each named executive officer, taking into account the base salary increases described above under “Elements of Compensation—Base Salary”.

(2)	Amounts reflect the special discretionary bonuses paid to our NEOs in respect of 2022 based on extraordinary individual contributions by our NEOs.

(3)

The amounts reported in this column represent the aggregate grant date fair value of restricted stock units granted to our NEOs during 2022 and 2021, as calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSU awards are described in Note 11 to our consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2022.

(4)

The amounts reported in this column represent the aggregate grant date fair value of options granted to our NEOs during 2022, 2021 and 2020, as calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the option awards are described in Note 11 to our consolidated financial statements in the Annual Report form 10-K for the year ended December 31, 2022. In addition, the amounts reported in this column for 2021 include the incremental fair value of options for certain of our NEOs in 2021 which were modified in connection with the IPO as follows: Mr. Morris—$94,174,738; Mr. Mehrotra—$44,390,676; and Mr. Bartrum—$7,556,039.

(5)

Represents annual bonuses earned by our NEOs under our annual incentive bonus program in respect of 2022, 2021 and 2020 (paid in March 2023, 2022 and 2021, respectively), as discussed above under “Compensation Discussion and Analysis—Elements of Compensation—Cash Incentive Compensation.”

(6)	The amounts in this column represent the Company’s contributions to the Company’s 401(k) plan on behalf of each of the NEOs.

(7)	Mr. Sherman resigned from employment with us effective March 21, 2022.

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EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards in Fiscal 2022

The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2022 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during fiscal 2022.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Shawn Morris	N/A		—	$600,000	—	—	—	—	—
David Mountcastle(2)	N/A		—	$266,000	—	—	—	—	—
	4/1/22		—	—	—	48,833	—	—	$1,338,513
	4/1/22		—	—	—	—	64,882	$26.73	$799,995
Parth Mehrotra	N/A		—	$475,000	—	—	—	—	—
Thomas Bartrum(3)	N/A		—	$170,000	—	—	—	—	—
	5/31/22		—	—	—	63,964	—	—	$1,532,577
Jeffrey S. Sherman(4)	N/A		—	$450,000	—	—	—	—	—
	1/5/22	(4)	—	—	—	61,307	—	—	$1,532,675
	1/5/22	(4)	—	—	—	—	235,128	$25.69	$2,924,992
(1)

Amounts reflect the potential target payout under our 2022 annual bonus program. There are no threshold or maximum payouts under our annual bonus program. Please see the description of the annual bonus program under “Cash Incentive Compensation” in the CD&A above.

(2)

The options and RSUs granted to Mr. Mountcastle are scheduled to vest in four ratable annual installments on each of the first four anniversaries of the grant date, subject to Mr. Mountcastle’s continued service with us.

(3)	The RSUs granted to Mr. Bartrum are scheduled to vest on the third anniversary of the grant date, subject to his continued service with us.

(4)

The options and RSUs granted to Mr. Sherman were scheduled to vest in four ratable annual installments on each of the first four anniversaries of the grant date. This award was forfeited upon Mr. Sherman’s termination of employment with us.

(5)

Amounts reflect the grant-date fair value in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate these values in Note 11 to the consolidated financial statements included in in our Annual Report on Form 10-K for the year ended December 31, 2022.

Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table

Summary of Executive Compensation Arrangements

We have entered into employment agreements with our NEOs, the terms of which are summarized below.

Employment Agreement with Shawn Morris

On April 13, 2018, we entered into an employment agreement with Shawn Morris, our Chief Executive Officer (as amended on April 23, 2019, April 1, 2020 and August 20, 2022, the “Morris Agreement”). The Morris Agreement provides for a three-year term, with automatic annual renewals unless either party provides at least 90 days’ notice of non-renewal, and may be terminated at any time by us, or by Mr. Morris upon 30 days’ notice. The Morris Agreement provides that Mr. Morris is entitled to a base salary of not less than $500,000, which may be adjusted, but not reduced, as the Board may designate from time to time in its sole discretion, and an annual performance bonus target of 100% of base salary. Mr. Morris’ base salary is currently $600,000 per year. Mr. Morris is also eligible to participate in our benefit plans as offered to our similarly situated executives. In addition, pursuant to the Morris Agreement, Mr. Morris received equity grants under the 2018 Second Amended and Restated PH Group Parent Corp. Stock Option Plan (the “2018 Plan”).

In the event of a termination of Mr. Morris’s employment by (a) Privia without “cause”, (b) Mr. Morris at the end of a Renewal Term (due to non-renewal of the term by Privia), or (c) Mr. Morris for “good reason” (each as defined in the Morris Agreement) (collectively, “Covered Terminations”), Mr. Morris will be eligible to receive: (i) 150% of the sum of (1) Mr. Morris’s base salary at the rate in effect on the date of termination and (2) the average of the annual bonuses paid or payable for the two calendar years immediately preceding the date of termination; and (ii) continuation of COBRA premiums that exceed what Mr. Morris’ payments would have been for such coverage as an employee for a period of 18 months from the date of termination.

The post-termination rights set forth above are contingent on Mr. Morris’ execution and non-revocation of a release of claims within 60 days of the date of such termination.

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EXECUTIVE COMPENSATION TABLES

Under the Morris Agreement, Mr. Morris has agreed not to compete with us during the term of his employment and for the 18-month period following termination of his employment. In addition, Mr. Morris has agreed not to solicit any of our clients, employees or consultants during that 18-month restricted period.

Employment Agreement with David Mountcastle

On March 21, 2022 we entered into an employment agreement (as amended August 20, 2022, the “Mountcastle Agreement”) with David Mountcastle, our Executive Vice President and Chief Financial Officer. The Mountcastle Agreement provides for an annual base salary of $380,000 commencing on April 1, 2022 (the “Commencement Date”), subject to an annual adjustment of the base salary of up to 7.5% of the base annual salary for the first two years following the Commencement Date based upon the achievement of mutually agreed to metrics, and an annual performance bonus target of 70% of annual base salary, subject to an annual percentage increase of up to 10% per year based upon the achievement of mutually agreed to metrics until such time as Mr. Mountcastle’s annual cash bonus target is at 100% of annual base salary. Mr. Mountcastle is eligible for annual equity grants and compensation adjustments commensurate with the highest non-CEO level band, as determined by the Compensation Committee of the Board of Directors, starting in 2023. The Mountcastle Agreement provides that the annual base salary will be reviewed at least annually, in accordance with our procedures for the review of the compensation of the members of our senior executive team, and may not be reduced without Mr. Mountcastle’s prior written consent, except as part of an across the board reduction applies in the same percentage to the base salaries of all members of the senior executive team. Mr. Mountcastle received a sign-on equity grant on April 1, 2022 consisting of 64,882 stock options and 48,833 time-based restricted stock units. Each of the sign-on stock options and restricted stock units will vest 25% annually over a 4-year period. In the event that Mr. Mountcastle’s employment is terminated by us without “cause” or he voluntarily terminates his employment for “good reason” (each as defined in the Employment Agreement), all of the sign-on stock options and restricted stock units will vest as of the date of termination.

Either party may terminate the Mountcastle Agreement at any time upon 30 days’ written notice, or immediately in the event of a termination for cause by the Company or for a resignation with good reason. In the event that the Company terminates the Mountcastle Agreement without “cause,” or Mr. Mountcastle resigns for “good reason,” subject to his execution and non-revocation of a release of claims within the 60 day period following the date of such termination of his employment, he will be eligible to receive a monthly severance amount equal to his monthly base salary and continued health benefits for a twelve (12) month severance period.

Under the Mountcastle Agreement, Mr. Mountcastle has agreed not to compete with the Company during the term of his employment and for the 12-month period following termination of his employment. In addition, Mr. Mountcastle has agreed not to solicit any of the Company’s clients, employees or consultants during the 24-month restricted period following the termination of his employment for any reason.

Transition Agreement

On January 3, 2022, Mr. Mountcastle entered into a transition agreement with the Company providing that Mr. Mountcastle would resign from the role of Chief Financial Officer and provide transition services as an employee advisor through March 31, 2022, following which he would be eligible for certain severance benefits. Pursuant to the transition agreement, Mr. Mountcastle continued to be eligible to receive his annual base salary and participate in Company employee benefit plans while serving as an employee advisor. In connection with Mr. Mountcastle’s recommencement as Chief Financial Officer effective March 21, 2022, the transition agreement terminated prior to Mr. Mountcastle receiving any severance or benefits thereunder and was superseded by the Mountcastle Agreement.

Employment Agreement with Parth Mehrotra

On January 1, 2018, we entered into an employment agreement with Parth Mehrotra, our President and Chief Operating Officer (as amended on April 1, 2020, April 16, 2021 and August 10, 2022, the “Mehrotra Agreement”). Either party may terminate the agreement at any time upon 30 days’ written notice, or immediately in the event of a termination for cause by the company or for a resignation with good reason. The Mehrotra Agreement provides for an annual base salary of $475,000, and an annual performance bonus target of 100% of annual base salary. Mr. Mehrotra is also eligible to participate in our benefit plans as offered to our similarly situated executives. The Mehrotra Agreement provides that the annual base salary will be reviewed at least annually, in accordance with our procedures for the review of the compensation of the members of our senior executive team, and may not be reduced without Mr. Mehrotra’s prior written consent, except as part of an across the board reduction applies in the same percentage to the base salaries of all members of the senior executive team.

In the event that we terminate the Mehrotra Agreement without “cause”, or Mr. Mehrotra resigns for “good reason” (each as defined in the Mehrotra Agreement), subject to his execution and non-revocation of a release of claims within the 60 day period following the date of such termination of his employment, he will be eligible to receive (a) an amount equal to the sum of (i) his annual base salary and (ii) annual performance bonus at target for the year of termination, payable in ratable monthly installments over 18 months and (b) continued health benefits for 18 months.

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EXECUTIVE COMPENSATION TABLES

Under the Mehrotra Agreement, Mr. Mehrotra has agreed not to compete with us during the term of his employment and for the 18-month period following termination of his employment. In addition, Mr. Mehrotra has agreed not to solicit any of our clients, employees or consultants during the 24-month restricted period following the termination of his employment for any reason.

Employment Agreement with Thomas Bartrum

On February 25, 2019, we entered into an employment agreement with Thomas Bartrum, our Executive Vice President and General Counsel (as amended on February 25, 2019, April 1, 2020, April 16, 2021 and August 10, 2022, the “Bartrum Agreement”). Either party may terminate the agreement at any time upon 30 days’ written notice, or immediately in the event of a termination for cause by the company or for a resignation with good reason. The Bartrum Agreement provides for an annual base salary of $340,000, effective July 1, 2022, and an annual performance bonus target of 50% of annual base salary. Mr. Bartrum is also eligible to participate in our benefit plans as offered to our similarly situated executives. The Bartrum Agreement provides that the annual base salary will be reviewed at least annually, in accordance with our procedures for the review of the compensation of the members of our senior executive team, and may not be reduced without Mr. Bartrum’s prior written consent, except as part of an across the board reduction applies in the same percentage to the base salaries of all members of the senior executive team.

In the event that we terminate the Bartrum Agreement without “cause”, or Mr. Bartrum resigns for “good reason” (each as defined in the Bartrum Agreement), subject to his execution and non-revocation of a release of claims within the 60 day period following the date of such termination of his employment, he will be eligible to receive (a) a lump sum payment equal to the sum of (i) his annual base salary and (ii) annual performance bonus at target for the year of termination and (b) continued health benefits for 12 months.

Under the Bartrum Agreement, Mr. Bartrum has agreed not to compete with us during the term of his employment and for the 12-month period following termination of his employment. In addition, Mr. Bartrum has agreed not to solicit any of our clients, employees or consultants during the 24-month restricted period following the termination of his employment for any reason.

Separation and Release of Claims Agreement with Jeffrey S. Sherman

In connection with his departure, Mr. Sherman entered into a Separation and Release of Claims Agreement (the “Separation Agreement”) with the Company. Pursuant to the Separation Agreement, Mr. Sherman acknowledged that he is not entitled to any severance payments, and the Company agreed to waive the thirty (30) day notice period provided for in Mr. Sherman’s employment agreement and to pay Mr. Sherman a lump sum amount equal to his base salary for such 30-day period in lieu of additional service for such 30-day period. Pursuant to the Separation Agreement, Mr. Sherman received his base salary through March 31, 2022 and in exchange agreed to release the Company, its owners, officers, directors, employees, successors, assigns and affiliates from all claims, whether known or unknown, arising out of, or related to, Mr. Sherman’s hire, employment and separation from employment. The Separation Agreement also contains customary non-disclosure and non-disparagement provisions and Mr. Sherman remains subject to the 12-month non-competition and 24-month non-solicit obligations set forth in his employment agreement.

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EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year End Table

The following table presents the outstanding equity incentive plan awards held by each NEO as of December 31, 2022:

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units That Have Not Vested ($)(11)
Shawn Morris	8/28/18	(1)	2,982,398	—	$2.00	8/27/33
	8/28/18	(2)	1,531,117	—	$2.00	8/27/33
	4/29/21	(7)	—	546,851	$23.00	4/28/31
	4/29/21	(8)	—	—	$—	—	121,739	$2,764,693
Parth Mehrotra	8/28/18	(3)	463,179	—	$2.00	8/27/33
	8/28/18	(2)	142,472	—	$2.00	8/27/33
	12/4/19	(6)	195,066	—	$2.00	12/3/34
	12/4/19	(2)	77,511	—	$2.00	12/3/34
	9/8/20	(2)	69,478	—	$2.00	9/7/35
	4/29/21	(7)	—	437,481	$23.00	4/28/31
	4/29/21	(8)	—	—	$—	—	97,391	$2,211,750
David Mountcastle	8/28/18	(5)	21,231	—	$2.00	8/27/28
	8/28/18	(2)	4,287	—	$2.00	8/27/28
	3/20/19	(6)	17,244	—	$2.00	3/19/29
	12/4/19	(6)	6,481	—	$2.00	12/3/29
	12/4/19	(2)	2,450	—	$2.00	12/3/29
	9/8/20	(6)	6,667	4,166	$2.00	9/7/30
	4/29/21	(7)	—	102,534	$23.00	4/28/31
	4/29/21	(8)	—	—	$—	—	22,826	$518,378
	4/1/22	(9)	—	64,882	$26.73	3/31/32
	4/1/22	(9)	—	—	$—	—	48,833	$1,108,997
Thomas Bartrum	8/28/18	(4)	169,180	—	$2.00	8/27/33
	8/28/18	(2)	55,120	—	$2.00	8/27/33
	12/4/19	(2)	21,436	—	$2.00	12/3/34
	9/8/20	(6)	22,916	2,084	$2.00	9/7/35
	4/29/21	(7)	—	123,041	$23.00	4/28/31
	4/29/21	(8)	—	—	$—	$—	27,391	$622,050
	5/31/22	(10)	—	—	$—	$—	63,964	$1,452,622
(1)

Reflects a grant of both time-based and performance-based non-qualified stock option (“NQSO”), each of which has an exercise price of $2.00. The time-based options were originally schedule to time-vest in equal annual installments on the first, second, third and fourth anniversary of the grant date. Full vesting of the performance-based portion of the award was subject to attainment of certain performance goals in connection with a liquidity event. The time-based options were modified effective April 29, 2021 to accelerate by one year any time vested option that was not previously 100% vested and the performance-based options were modified effective April 29, 2021 to become time-based options that vested 60% at April 29, 2021, 20% on April 29, 2022 and 20% on October 29, 2022. The modification also accelerated the time based options held by Shawn Morris by an additional four months such that 100% of his time based options were vested as of April 29, 2021.

(2)

Reflects a grant of performance-based NQSOs that was subject to attainment of certain performance goals in connection with a liquidity event. The performance-based options were modified to become time-based options that vested 60% at April 29, 2021, 20% on April 29, 2022 and 20% on October 29, 2022.

(3)

Reflects a grant of both time-based and performance-based NQSO, each of which had an exercise price of $2.00. The time-based options vested 50% on the grant date, and the remaining 25% were scheduled to vest on each of the first and second anniversary of the grant date. Full vesting of the performance-based portion of the award was subject to attainment of certain performance goals in connection with a liquidity event. The time-based options were modified effective April 29, 2021 to accelerate by one year any time-based option that was not previously 100% vested. The performance-based options were modified effective April 29, 2021 to become time-based options that vested 60% at April 29, 2021, 20% on April 29, 2022 and 20% on October 29, 2022.

(4)

Reflects a grant of both time-based and performance-based NQSOs, each of which had an exercise price of $2.00. The time-based options vested 75% on the grant date, and the remaining 25% were schedule to vest on the first anniversary of the grant date. Full vesting of the performance-based portion of the award was subject to attainment of certain performance goals in connection with a liquidity event. The time-based options were modified effective April 29, 2021 to accelerate by one year any time-based option that was not previously 100% vested. The

36	| 2023 Proxy Statement

EXECUTIVE COMPENSATION TABLES

performance-based options were modified effective April 29, 2021 to become time-based options that vested 60% at April 29, 2021, 20% on April 29, 2022 and 20% on October 29, 2022.

(5)

Reflects a grant of both time-based and performance-based NQSOs, each of which had an exercise price of $2.00. The time-based options vested 100% on the grant date. Full vesting of the performance-based portion of the award was subject to attainment of certain performance goals in connection with a liquidity event. The performance-based options were modified effective April 29, 2021 to become time-based options that vested 60% at April 29, 2021, 20% on April 29, 2022 and 20% on October 29, 2022.

(6)

Reflects a grant of both time-based and performance-based NQSOs, each of which had an exercise price of $2.00. The time-based options vested 25% on the first four anniversaries of the grant date. Full vesting of the performance-based portion of the award was subject to attainment of certain performance goals in connection with a liquidity event. The time-based options were modified effective April 29, 2021 to accelerate by one year any time-based option that was not previously 100% vested. The performance-based options were modified effective April 29, 2021 to become time-based options that vested 60% at April 29, 2021, 20% on April 29, 2022 and 20% on October 29, 2022.

(7)

Reflects a grant of time-based NQSOs, each of which had an exercise price of $23.00 and vests over four years, with 1/3 vesting two years after date of grant, another 1/3 at three years from date of grant and the final 1/3 at four years from the date of grant.

(8)

Reflects Restricted Stock Unit Awards (“RSU”) that vest over four years, with 1/3 vesting two years after date of grant, another 1/3 at three years from date of grant and the final 1/3 at four years from the date of grant.

(9)

The options and RSUs granted to Mr. Mountcastle are scheduled to vest in four ratable annual installments on each of the first four anniversaries of the grant date, subject to Mr. Mountcastle’s continued service with us.

(10)	The RSUs granted to Mr. Bartrum are scheduled to vest on the third anniversary of the grant date, subject to his continued service with us.

(11)

Amounts are calculated by multiplying the number of shares shown in the table by $22.71, the closing trading price of our common stock on December 30, 2022 (the last trading day before our fiscal year end of December 31, 2022).

Options Exercises and Stock Vested in Fiscal 2022

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)
Shawn Morris	1,027,105	$33,619,799
David Mountcastle	286,552	$8,438,270
Parth Mehrotra	1,728,071	$57,055,635
Thomas Bartrum	208,072	$6,155,945
Jeffrey S. Sherman	—	$—
(1)	Amounts are calculated by multiplying the number of shares as to which the option was exercised by the market price of the shares on the exercise date, net of the exercise price.

(2)	Amounts are calculated by multiplying the number of shares vested by our closing stock price on the vesting date.

Potential Payments Upon Termination or Change in Control

Executive Employment Agreements

We are party to employment agreements with each of our NEOs, each of which provides for separation benefits upon certain qualifying terminations of employment.

Shawn Morris

In the event of a termination of Mr. Morris’s employment by (a) Privia without “cause”, (b) Mr. Morris at the end of a Renewal Term (due to non-renewal of the term by Privia), or (c) Mr. Morris for “ good reason” (each as defined in the Morris Agreement) (collectively, “ Covered Terminations”), Mr. Morris will be eligible to receive: (i) 150% of the sum of (1) Mr. Morris’s base salary at the rate in effect on the date of termination and (2) the average of the annual bonuses paid or payable for the two calendar years immediately preceding the date of termination; (ii) continuation of COBRA premiums that exceed what Mr. Morris’ payments would have been for such coverage as an employee for a period of 18 months from the date of termination; and (iii) (x) an additional 25% of Mr. Morris’ unvested Options granted under the 2018 Plan would vest and (y) the unvested Options would remain outstanding, and if a Change in Control occurs within 12 months of Mr. Morris’ termination, such remaining unvested Options would become 100% vested. All of Mr. Morris’ Options granted under the 2018 Plan are fully vested.

David Mountcastle

In the event that the Company terminates Mr. Mountcastle’s employment without “cause,” or Mr. Mountcastle resigns for “ good reason,”, he will be eligible to receive a monthly severance amount equal to his monthly base salary and continued health benefits for a twelve (12) month severance period.

| 2023 Proxy Statement	37

EXECUTIVE COMPENSATION TABLES

Parth Mehrotra

In the event that we terminate Mr. Mehrotra’s employment without “cause”, or Mr. Mehrotra resigns for “good reason” (each as defined in the Mehrotra Agreement), he will be eligible to receive (a) an amount equal to the sum of (i) his annual base salary and (ii) annual performance bonus at target for the year of termination, payable in ratable monthly installments over 18 months and (b) continued health benefits for 18 months.

Thomas Bartrum

In the event that we terminate Mr. Bartrum’s employment without “cause”, or Mr. Bartrum resigns for “good reason” (each as defined in the Bartrum Agreement), he will be eligible to receive (a) a lump sum payment equal to the sum of (i) his annual base salary and (ii) annual performance bonus at target for the year of termination and (b) continued health benefits for 12 months.

All severance payments and benefits under the employment agreements are subject to the NEO’s execution of a release of claims against us and continued compliance with certain restrictive covenants.

Equity Acceleration

Pursuant to our 2021 Omnibus Incentive Plan, in the event of a change in control of the Company (i) where outstanding equity awards held by an executive are not assumed, converted or replaced in connection therewith, or (ii) following which the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason”, any outstanding equity awards held by the executive will vest in full.

In addition, pursuant to the option and restricted stock unit award agreements entered into by our NEOs under the 2021 Omnibus Incentive Plan, in the event the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason”, the portion of the option or restricted stock unit award would have vested within twelve months following such executive’s termination date will accelerate and vest.

Pursuant to Mr. Mountcastle’s employment agreement, in the event Mr. Mountcastle’s employment is terminated by us without “cause” or he resigns for “good reason”, all of the restricted stock units and options he received pursuant to his sign-on equity award on April 1, 2022 will vest.

38	| 2023 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Estimated Potential Payments

The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2022. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the NEO during his employment that are available to all salaried employees, such as accrued vacation.

Name	Benefit	Termination Without Cause or for Good Reason / Cause (no Change in Control) ($)	Change in Control (no Termination) ($)(1)	Termination Without Cause or for Good Reason / Cause in Connection with a Change in Control ($)	Termination due to end of a renewal term ($)
Shawn Morris	Cash(3)	$2,228,439	$—	$2,228,439	$2,228,439
	Equity Acceleration(2)	921,549	2,764,693	2,764,693	—
	Continued Healthcare(4)	21,298	—	21,298	20,705
	Total	$3,171,286	$2,764,693	$5,014,430	$2,249,144
David Mountcastle	Cash(5)	$380,000	$—	$380,000	N/A
	Equity Acceleration(2)	1,368,053	1,713,654	1,713,654	N/A
	Continued Healthcare(6)	24,377	—	24,377	N/A
	Total	$1,772,430	$1,713,654	$2,118,031	$—
Parth Mehrotra	Cash(7)	$1,425,000	$—	$1,425,000	N/A
	Equity Acceleration(2)	737,235	2,211,750	2,211,750	N/A
	Continued Healthcare(8)	36,566	—	36,566	N/A
	Total	$2,198,801	$2,211,750	$3,673,316	$—
Thomas Bartrum	Cash(9)	$340,000	$—	$340,000	N/A
	Equity Acceleration(2)	250,502	2,117,832	2,117,832	N/A
	Continued Healthcare(6)	29,265	—	29,265	N/A
	Total	$619,767	$2,117,832	$2,487,097	$—
(1)	Assumes awards are not assumed or substituted in connection with the change in control.

(2)

With respect to options, the value of equity acceleration was calculated by (i) multiplying the number of accelerated shares of common stock underlying the options by $22.71, the closing trading price of our common stock on December 30, 2022 (the last trading day before our fiscal year end of December 31, 2022) and (ii) subtracting the exercise price for the options. With respect to RSUs, the value of equity acceleration was calculated by multiplying the number of accelerated RSUs by $22.71, the closing trading price of our common stock on December 30, 2022 (the last trading day before our fiscal year end of December 31, 2022).

(3)

Represents 150% of the sum of (i) Mr. Morris’ base salary and (ii) the average of the annual bonuses paid to Mr. Morris for the two calendar years immediately preceding the date of termination (2020 and 2021).

(4)	Represents 18 months continuation of COBRA premiums that exceed what Mr. Morris’ payments would have been for such coverage as an employee.

(5)	Represents 12 months continued base salary payments.

(6)	Represents 12 months continuation of COBRA premiums.

(7)	Represents 150% of the sum of Mr. Mehrotra’s (i) annual base salary and (ii) target annual bonus for 2022.

(8)	Represents 18 months continuation of COBRA premiums.

(9)	Represents a lump sum payment equal to Mr. Bartrum’s (i) annual base salary and (ii) target annual bonus for 2022.

| 2023 Proxy Statement	39

EXECUTIVE COMPENSATION TABLES

Compensation Risk Assessment

We have assessed our compensation programs for all employees and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Management has evaluated our executive and employee compensation and benefits programs to determine if these programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to our strategy. Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage inappropriate risk taking and are compatible with effective internal controls and our risk management practices.

The Compensation Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

Equity Compensation Plan Information

The following table provides information as of December 31, 2022 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	15,581,385	(2)	$7.86	4,903,605	(3)
Equity compensation plans not approved by security holders	None		None	None
Total	15,581,385		$7.86	4,903,605
(1)

Includes the following plans: our PH Group Holdings Corp. Stock Option Plan (the “2018 Plan”), 2021 Omnibus Incentive Plan (the “2021 Plan”) and the Privia Health Group Inc. Employee Stock Purchase Plan (the “ESPP”).

(2)

As of December 31, 2022, a total of 4,700,968 shares of our common stock have been reserved for issuance pursuant to outstanding options awarded under the 2018 Plan, 3,627,208 shares of our common stock have been reserved for issuance pursuant to outstanding options awarded under the 2021 Plan and 2,775,616 shares have been reserved for issuance pursuant to restricted stock units awarded under the 2021 Plan.

(3)

As of December 31, 2022, a total of 3,875,747 shares of our common stock have been reserved for issuance under the 2021 Plan. The 2021 Plan also allows for an automatic increase on the first day of each fiscal year following the effective date of the 2021 Plan by an amount equal to the lesser of (i) 5% of outstanding shares on December 31 of the immediately preceding fiscal year or (ii) such number of shares as determined by our Compensation Committee in its discretion. The Compensation Committee elected to reduce the annual increase for 2023 so that the number of shares available under the 2021 Plan did not increase on January 1, 2023. The Company no longer makes grants under the 2018 Plan. As of December 31, 2022, a total of 1,027,858 shares of our common stock have been reserved for issuance pursuant to the ESPP. The ESPP provides the number of shares reserved and available for issuance pursuant to the ESPP may increase each January 1, beginning on January 1, 2022, by 1% of the outstanding shares of our common stock on the immediately preceding December 31 or such lesser number determined by our Compensation Committee. The Compensation Committee elected not to increase the number of shares of our common stock reserved for future issuance under the ESPP for 2023.

40	| 2023 Proxy Statement

Pay Versus Performance Table
The following table sets forth information concerning the
compensation
of our NEOs for each of the fiscal years ended December 31, 2021 and 2022, and our financial performance for each such fiscal year. The Company became a reporting company in April 2021.

					Value of Initial Fixed $100 Investment Based on:

Fiscal Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($) (1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (2)	Net Income ($ in millions)	Adjusted EBITDA ($ in millions)

2022	$1,663,512	$3,437,341	$2,761,965	$1,624,410	$65.35	$73.70	$(12.10)	$60.90

2021 (1)	$103,637,801	$158,105,544	$30,948,917	$41,167,621	$74.45	$92.63	$(190.60)	$41.40
(1)
Amounts represent compensation actually paid to our Chief Executive Officer, who was our Principal Executive Officer or “PEO” for each of the years shown, and the average compensation actually paid to our remaining NEOs or
“Non-PEO
NEOs” for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs

2022	Shawn Morris	David Mountcastle, Parth Mehrotra, Thomas Bartrum and Jeff Sherman

2021	Shawn Morris	Parth Mehrotra and Thomas Bartrum

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year (or “FY”), as adjusted as follows:

	2021		2022

Adjustments	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs

Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(102,174,732)	$(30,073,348)	$—	$(2,032,188)

Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$9,657,228	$4,949,322	$—	$799,574

Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	$—	$—	$—	$—

Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$42,803,798	$12,203,146	$(1,220,073)	$(374,456)

Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$104,181,449	$23,139,584	$2,993,902	$469,515

Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	$—	$—	$—	$—

TOTAL ADJUSTMENTS	$54,467,743	$10,218,704	$1,773,829	$(1,137,555)

The fair value valuation adjustments outlined above to calculate the compensation actually paid did not include assumptions that materially differed from those used in the Company’s grant date fair value calculations.

(2)
We use the Nasdaq Health Care Index (the “Health Care Index”) as the peer group for presenting a comparison of total shareholder return (“TSR”) in the table above and graphs below. Amounts in this column represent cumulative TSR of the Health Care Index for the period beginning April 29, 2021 through the end of the relevant fiscal year.

(3)
Adjusted EBITDA is a
non-GAAP
measure. Adjusted EBITDA is defined as net (loss) income excluding interest income, interest expense, minority interest expense / income, depreciation and amortization, stock-based compensation, severance, other one time or non-recurring
expenses and the benefit from income taxes. Please see Appendix A for a reconciliation of Adjusted EBITDA to its most closely comparable financial measure calculated in accordance with GAAP. The Company selected Adjusted EBITDA as the Company-Selected Measure due to it being an important financial performance measure that helps link compensation actually paid to the Company’s NEOs to the Company’s performance for the most recently completed fiscal year. Specifically, Adjusted EBITDA is used to evaluate performance under the 2022 annual bonus program’s corporate scorecard, a short-term cash incentive plan that is funded based on the Company’s achievement of Adjusted EBITDA, as well as several other Company performance goals.

(4)
In connection with our IPO, our
pre-IPO
board of directors determined that it was appropriate to amend the vesting condition of the outstanding performance-based options held by our employees and convert such options to time-based options with 60% vested at the IPO, 20% scheduled to vest 12 months after the IPO and 20% scheduled to vest 18 months after the IPO, as further described above under “Equity-Based Long-Term Incentive Awards—Option Award Modification in connection with the IPO.” As a result of this modification, our NEOs’ compensation for purposes of Summary Compensation Table reporting was significantly impacted. We do not consider our NEOs’ Summary Compensation Table total compensation for 2021 a representation of what our NEOs will receive as compensation going forward, as the modification of the performance-based options was a one-time
occurrence in connection with our IPO.

| 2023 Proxy Statement	41

Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the
average of the
compensation
actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our net income, (iii) Adjusted EBITDA, as well as the relationshi
p
between the Company’s TSR and the Health Care Index TSR, in each case, for the fiscal years ended December 31, 2021 and 2022.
TSR amounts reported in the graph assume an initial fixed
investment
of $100 and use the date of the Company’s IPO as the “
measurement
point” for purposes of calculating TSR.

42	| 2023 Proxy Statement

| 2023 Proxy Statement	43

Pay Versus Performance Tabular List
We believe the following key metrics represent the most important financial and operating performance measures used by us to link company performance to compensation actually paid to our NEOs for the fiscal year ended December 31, 2022:

•	Practice Collections;

•	Care Margin;

•	New Signed Providers;

•	Attributed Lives; and

•	Adjusted EBITDA.

44	| 2023 Proxy Statement

Director Compensation
The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee
directors during the year ended December 31, 2022. Mr. Morris, our Chief Executive Officer, is also on our Board, but did not receive any additional compensation for his service as a director. Mr. Morris’s compensation as a named executive officer (“NEO”) of the Company is presented in “Executive Compensation”. Mr. Bernstein and Mr. Sherrill are employees of our Lead Sponsors and did not receive any compensation from us for their service as directors.

Name	Fees Earned or Paid in Cash	Stock Awards	Total
Jeff Bernstein	—	—	—
Jeff Butler (1)	$61,250	$181,616	$242,866
Nancy Cocozza (2)	$52,500	$193,871	$246,371
David King (3)	$120,000	$181,616	$301,616
Thomas McCarthy (4)	$95,000	$181,616	$276,616
Will Sherrill	—	—	—
Bill Sullivan (5)	$70,000	$181,616	$251,616
Patricia Maryland (6)	$82,500	$181,616	$264,116
Jaewon Ryu (7)	$70,000	$181,616	$251,616
(1)	Mr. Butler resigned from the Board effective November 14, 2022.

(2)	Ms. Cocozza was appointed as a member of the Board effective April 1, 2022. At December 31, 2022, Mrs. Cocozza held 7,073 unvested RSU awards.

(3)	At December 31, 2022, Mr. King held 7,425 unvested RSU awards.

(4)	At December 31, 2022, Mr. McCarthy held 7,425 unvested RSU awards.

(5)	At December 31, 2022, Mr. Sullivan held 7,425 unvested RSU awards.

(6)	At December 31, 2022, Mrs. Maryland held 7,425 unvested RSU awards.

(7)	At December 31, 2022, Dr. Ryu held 7,425 unvested RSU awards.
Non-Employee
Director Compensation
All
non-employee
directors receive an annual retainer of $70,000. In addition, the Chair of the Board receives an annual fee of $50,000, the Chair of the Audit Committee receives an annual fee of $25,000 and the Chair of the Compliance Committee receives an annual fee of $12,500. In addition the Board has authorized the Chair of the Compensation Committee to receive an annual fee of $15,000 and the Chair of the Nominating and Corporate Governance Committee to receive an annual fee of $12,500; provided, however any chair employed by one of our Lead Sponsors does not receive any compensation from us for their service as chair of their respective committee. Each non-employee
director also receives an annual grant of restricted stock units under our long-term incentive plan covering an amount of shares of the Company’s common stock equal to $175,000 divided by the 30 day trailing average stock price of the Company’s common stock the date of grant.
Non-employee
directors who are appointed or elected to the Board are eligible to receive an initial restricted stock unit award covering an amount of shares of the Company’s common stock equal to $175,000 divided by the 30 day trailing average stock price of the Company’s common stock the date of grant (which, for the avoidance of doubt, is in lieu of an annual equity award for the year of such director’s appointment or election).

| 2023 Proxy Statement	45

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors, Executive Officers and Certain Other Beneficial Owners

The following table provides summary information regarding beneficial ownership of our common stock as of March 27, 2023, for:

•	Each person or group who beneficially owns more than 5% of our common stock

•	Each of the NEOs;

•	Each of the directors and nominees to become a director; and

•	All of the directors and executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. The information on beneficial ownership in the table is based upon the Company’s records and the most recent Form 3, Form 4, Schedule 13D or Schedule 13G filed by each such person or entity. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise noted, the address for each director and executive officer is c/o Privia Health Group, Inc., 950 N. Glebe Rd., Suite 700 Arlington, VA 22203.

Name of beneficial owner	Number	Percent
5% Stockholders
Broad Street Principal Investments, L.L.C.(1)	21,191,626	17.5%
MBD 2013 Holdings, L.P.(1)	999,460	0.8%
Bridge Street 2013 Holdings L.P.(1)	2,628,387	2.2%
Pamplona Capital Partners III, L.P.(2)	13,483,709	11.1%
Pamplona Private Equity Carryco III, L.P.(2)	4,258,014	3.5%
Named executive officers and directors
Shawn Morris(3)	4,699,285	3.9%
Parth Mehrotra(4)	787,337	*
David Mountcastle(5)	280,672	*
Thomas Bartrum(6)	255,723	*
Jeff Bernstein(7)	24,819,473	20.5%
Nancy Cocozza (8)	7,073	*
David King(9)	7,609	*
Thomas McCarthy(10)	16,304	*
Will Sherrill(11)	17,741,723	14.6%
Bill Sullivan(12)	5,751,383	4.7%
Patricia Maryland(13)	7,609	*
Jaewon Ryu (14)	3,944	*
All executive officers, directors and director nominees as a group (12 persons)(13)	54,378,135	44.8%
*	Denotes less than 1.0% of beneficial ownership.

(1)

Based on a Schedule 13G/A filed by The Goldman Sachs Group, Inc., Goldman Sachs & Co. LLC, Bridge Street 2013 Offshore, L.P., Bridge Street 2013, L.P., MBD 2013, L.P., Broad Street Principal Investments, L.L.C., MBD 2013 Offshore, L.P., Bridge Street 2013 Holdings, L.P., Bridge Street Opportunity Advisors, L.L.C., MBD 2013 Holdings, L.P. and MBD Advisors, L.L.C. on February 14, 2023 and information provided by the stockholder, consists of (i) 21,191,626 shares of common stock held by Broad Street Principal Investments, L.L.C., (ii) 999,640 shares of common stock held by MBD 2013 Holdings L.P. and (iii) 2,628,387 shares of common stock held by Bridge Street 2013 Holdings L.P (collectively, the “GS Entities”). Goldman Sachs & Co. LLC, or GS, is a wholly owned subsidiary of The Goldman Sachs Group, Inc., or GSG. Affiliates of GSG are the general partner, managing general partner or investment manager, as applicable, of the GS Entities. Each of GS and GSG disclaims beneficial ownership of the equity interests and the shares described above held directly or indirectly by the GS Entities, except to the extent of their pecuniary interest therein, if any. The address of each of GS and GSG is 200 West Street, New York, NY 10282.

(2)

Based on a Schedule 13G/A filed on February 14, 2023 by (i) Pamplona Capital Partners III, L.P., a Cayman Islands exempted limited partnership (“PCP III”), (ii) Pamplona Equity Advisors III Ltd., a Cayman Islands exempted company (“PEA III”), (iii) Pamplona Private Equity Carryco III, L.P., a Cayman Islands exempted limited partnership (“PPEC III”), (iv) Pamplona Equity Carryco Advisors III, Ltd., a Cayman Islands exempted company (“PECA III”), (v) Pamplona PE Investments II, Ltd., a Cayman Islands exempted company (“PPEI”), (vi) Pamplona PE Investments Malta Limited, a Malta limited company (“PE Malta”), (vii) Pamplona Capital Management LLP, a United Kingdom limited liability partnership (“PCM LLP”), (viii) Pamplona Capital Management LLC, a Delaware limited liability company (“PCM LLC” and together with PCM LLP, the “Pampolna Manager

46	| 2023 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Entities”), (ix) John C. Halsted, a citizen of the United States, and (x) Alexander M. Knaster, a citizen of the United Kingdom (collectively, the “Pamplona Reporting Persons”), as of December 31, 2022, PCP III and PPEC III held 13,483,709 and 4,258,014 shares of Common Stock, respectively. For purposes of Rule 13d-d under the Securities Exchange Act of 1935, as amended, each of PEA III, PECA III, PPEI, PE Malta, the Pamplona Manager Entities, Mr. Halsted and Mr. Knaster may be deemed to beneficially own the 13,483,709 shares of Common Stock held by PCP III and the 4,258,014 shares of Common Stock held by PPEC III, but each disclaim beneficial ownership of such Common Stock, except to the extent of their pecuniary interest therein, if any. The address of each of the foregoing persons is c/o Pamplona Capital Management LLC, 667 Madison Avenue, 22nd Floor, New York, NY 10065.

(3)	Consists of 4,699,285 shares of RSUs that vest within 60 days of March 27, 2023 and common stock underlying options to acquire common stock exercisable with 60 days of March 27, 2023.

(4)	Consists of 787,337 shares of RSUs that vest within 60 days of March 27, 2023 and common stock underlying options to acquire common stock exercisable with 60 days of March 27, 2023.

(5)	Consists of 128,574 shares of RSUs that vest within 60 days of March 27, 2023 and common stock underlying options to acquire common stock exercisable with 60 days of March 27, 2023.

(6)	Consists of 255,723 shares of RSUs that vest within 60 days of March 27, 2023 and common stock underlying options to acquire common stock exercisable with 60 days of March 27, 2023.

(7)

Mr. Bernstein is affiliated with certain investment entities of Goldman Sachs & Co. that beneficially own shares of the Company. Mr. Bernstein otherwise disclaims beneficial ownership over such shares.

(8)	Includes 7,073 RSUs that vest within 60 days of March 27, 2023.

(9)	Does not include 7,425 RSUs that vest on May 27, 2023.

(10)	Does not include 7,425 RSUs that vest on May 27, 2023.

(11)

Mr. Sherrill is affiliated with certain investment entities of Pamplona Capital Management LLP that beneficially own shares of the Company. Mr. Sherrill otherwise disclaims beneficial ownership over such shares.

(12)

Includes 5,753,172 shares of common stock. Mr. Sullivan is affiliated with Brighton Family, LLC. Mr. Sullivan otherwise disclaims beneficial ownership over such shares. Does not include 7,425 RSUs that vest on May 27, 2023.

(13)	Does not include 7,425 RSUs that vest on May 27, 2023.

(14)	Does not include 7,425 RSUs that vest on May 27, 2023.

(15)

Includes an aggregate of 5,782,185 shares of common stock underlying options to acquire common stock exercisable within 60 days of March 27, 2023 and 146,186 RSUs that vest within 60 days of March 27, 2023.

| 2023 Proxy Statement	47

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, during our last fiscal year or currently proposed, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, which are described where required under “Compensation of Directors” and “Executive Compensation.”

Shareholder Rights Agreement

In connection with our initial public offering, we entered into a Shareholder Rights Agreement with the Lead Sponsors that provides each Lead Sponsor with the right to designate nominees for election to our Board. The Lead Sponsors may also assign their designation rights under the Shareholder Rights Agreement to an affiliate. The Shareholder Rights Agreement provides each Lead Sponsor the right to designate: (i) three nominees for so long as such Lead Sponsor beneficially owns at least 15% of the common stock (at least one of each of whom shall qualify as “independent” for purposes of serving on the Audit Committee), (ii) two nominees for so long as such Lead Sponsor beneficially owns between 10% and 15% of the common stock and (iii) one nominee so long as such Lead Sponsor owns between 5% and 10% of the common stock. In each case, the Lead Sponsors’ nominees must comply with applicable law and stock exchange rules. The Lead Sponsors have agreed in the Shareholder Rights Agreement to vote any shares of our common stock and any other securities held by them in favor of the election to our Board of the directors so designated.

At any time when a Lead Sponsor has the right to designate at least one nominee for election to our Board, such Lead Sponsors will also have the right to have one of their nominated directors hold one seat on each Board committee, subject to satisfying any applicable stock exchange rules or regulations regarding the independence of Board committee members. In addition, the Lead Sponsors shall be entitled to designate the replacement for any of their board designees whose board service terminates prior to the end of the director’s term regardless of the applicable Lead Sponsor’s beneficial ownership at such time. The Shareholder Rights Agreement will also prohibit us from increasing or decreasing the size of our Board without the prior written consent of the Lead Sponsors. In addition, for so long as either Lead Sponsor owns at least 15% of the common stock, its consent will be required for certain corporate actions, including a change of control; acquisitions or dispositions of assets in an amount exceeding 15% of the Company’s total assets; the issuance of equity by the Company or any of its subsidiaries (other than under equity incentive plans that have received the prior approval of our Board) in an amount exceeding $50 million; the incurrence of indebtedness by the Company or any of its subsidiaries in an amount exceeding $50 million; amendments to the Company’s amended and restated certificate of incorporation or amended and restated bylaws; changes to the Company’s strategic direction or scope of its business; any change in the size of the Company’s Board; the hiring or termination of the Chief Executive Officer, Chief Financial Officer and Chief Operational Officer; and approval of annual budget. This agreement will terminate at such time as each Lead Sponsor owns less than 5% of our outstanding common stock.

Since our initial public offering, Jeff Bernstein, David King, Tom McCarthy, Will Sherrill, Patricia Maryland and Jaewon Ryu, MD were designated as director nominees by the Lead Sponsors, pursuant to the terms of the Shareholder Rights Agreement.

Registration Rights

Prior to the consummation of our initial public offering, we entered into a registration rights agreement with certain indirect beneficial owners of greater than 1% of our common stock, including Goldman Sachs & Co., Pamplona Capital Management, Jeff Butler, Bill Sullivan, Shawn Morris and Parth Mehrotra, among others (the “Registration Rights Agreement”). The registration rights agreement was amended in November 2021 to add Thomas Bartrum and David Mountcastle as parties. Pursuant to the Registration Rights Agreement, certain holders of shares of our common stock (or shares underlying options to purchase common stock) or their transferees are entitled to the following rights with respect to the registration of such shares for public resale under the Securities Act. If exercised, these registration rights would enable holders to transfer these shares without restriction under the Securities Act when the applicable registration statement is declared effective. In addition, Mr. Butler, Mr. Sullivan and certain additional shareholders have the right to participate in block trades executed by the Lead Sponsors.

Demand Registration. Goldman Sachs & Co. and Pamplona Capital Management may request in writing that we effect a demand registration under the Securities Act with respect to their shares of our common stock subject to registration rights. Depending on certain conditions, we may defer a demand registration for up to 90 days in any twelve-month period. If the holders requesting registration intend to distribute their shares by means of an underwriting, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.

48	| 2023 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Piggyback Registration. In the event that we propose to register any of our securities under the Securities Act after this offering, either for our account or for the account of our other security holders, holders will be entitled to certain piggyback registration rights allowing each to include its shares in the registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act other than with respect to a registration statement on Form S-4 or S-8, these holders will be entitled to notice of the registration and will have the right to include their registrable securities in the registration subject to certain limitations.

Expenses; Indemnification. The Registration Rights Agreement provides that we will pay all registration expenses in connection with effecting any demand registration. The Registration Rights Agreement contains customary indemnification and contribution provisions.

Term. The registration rights will remain in effect with respect to any shares covered by the Registration Rights Agreement until such time as no more registrable shares remain outstanding or each holder owns less than 1% of our outstanding common stock.

Lead Sponsor

In connection with our initial public offering and secondary offering, a certain affiliate of a Lead Sponsor served as an underwriter.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the General Corporation Law of the State of Delaware. Additionally, we may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in Delaware law.

Our Policy Regarding Related Person Transactions

We have adopted a written policy with respect to the reporting, review and approval of related party transactions. Under our Related Person Transaction Policy, every director, director nominee and executive officer is required to promptly notify our Chief Compliance Officer of any transaction that may be a related party transaction. Our Audit Committee is responsible for reviewing and approving related party transactions.

In the course of its review and approval of related party transactions, our Audit Committee will consider all relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires our Audit Committee to consider, among other factors it deems appropriate:

•	the commercial reasonableness of the terms of the transaction;

•	the absence or presence of a perceived benefit to the Company;

•	the opportunity costs of alternate transactions;

•	the materiality and character of the related party’s direct or indirect interest in the transaction; and

•	the actual or apparent conflict of interest of the related party.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, the best interests of the Company and those of our shareholders. The Audit Committee may direct that a related party transaction will not be entered into, or will not be continued. The Audit Committee is also responsible for reviewing previously approved related party transactions on an annual basis using the criteria above.

| 2023 Proxy Statement	49

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers, directors, and persons who own more than 10% of our common stock file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during 2022, all Section 16(a) filing requirements were satisfied on a timely basis, except that a late Form 3 was filed on April 1, 2022 by David Mountcastle.

Stockholder Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 Annual Meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to us at our principal executive offices, 950 N. Glebe Rd., Suite 700, Arlington, VA 22203. Any proposal submitted pursuant to Rule 14a-8 must be received by us no later than December 8, 2023. We suggest that proponents submit their Rule 14a-8 proposals by certified mail, return receipt requested, addressed to our General Counsel.

In addition, our Bylaws establish an advance notice procedure with regard to director nominations and other proposals by stockholders that are not intended to be included in our proxy materials, but that a stockholder instead wishes to present directly at an Annual Meeting. To be properly brought before the 2024 Annual Meeting of stockholders, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be in writing and delivered to or mailed and received by our Secretary at our principal executive offices not later than the close of business on January 25, 2024 and not before the opening of business on December 26, 2023. Our Bylaws also specify requirements relating to the content of the notice that stockholders must provide in order for a director nomination or other proposal to be properly presented at the 2024 Annual Meeting of stockholders.

In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 25, 2024.

Internet Availability of Proxy Materials

We are using the “notice only” proxy rules adopted by the SEC to furnish proxy materials to stockholders using the Internet. This allows us to expedite stockholders’ receipt of proxy materials and reduces costs by delivering to stockholders a Notice of Internet Availability of Proxy Materials and providing online access to our proxy materials.

Under the notice only option, a company must post all proxy materials on a publicly-accessible website. Instead of delivering proxy materials to its stockholders, the company instead delivers a “Notice of Internet Availability of Proxy Materials.” The notice includes, among other things:

•	information regarding the date and time of the 2023 Annual Meeting of Stockholders as well as the items to be considered at the meeting;

•	information regarding the website where the proxy materials are posted; and

•	various means by which a stockholder can request paper or e-mail copies of the proxy materials.

By reducing the amount of materials that a company needs to print and mail, the notice only option provides an opportunity for cost savings as well as conservation of paper products. As stated above, in connection with our Annual Meeting, we have elected to use the notice only option. Accordingly, you will not receive all proxy materials by mail. These proxy materials include the notice relating to the Annual Meeting, proxy statement, proxy card and our Annual Report on Form 10-K, which are available at www.proxydocs.com/PRVA. We agree to deliver promptly, upon written or oral request, paper copies of the proxy materials to any stockholder. If you prefer to receive paper copies of the proxy materials, contact (866) 648-8133 or www.investorelections.com/PRVA.

Householding of Annual Meeting Materials

The SEC’s rules permit us to deliver a single Notice of Internet Availability of Proxy Materials or set of proxy materials, for those stockholders that received a paper copy of proxy materials in the mail, to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability of Proxy Materials or set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was

50	| 2023 Proxy Statement

OTHER MATTERS

delivered. If you prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials or proxy materials, contact (866) 648-8133 or www.investorelections.com/PRVA.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of a future Notice of Internet Availability of Proxy Materials or proxy materials for your household, please contact Broadridge at the above phone number or address.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone and email by directors, officers and other employees of Privia Health who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2023 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

2022 Annual Report and SEC Filings

Our financial statements for the year ended December 31, 2022 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. Our Annual Report and this proxy statement are posted on our website at www.ir.priviahealth.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Investor Relations, Privia Health Group, Inc., 950 N. Glebe Rd., Suite 700 Arlington, VA 22203.

* * *

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in our online proxy materials or the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed in your Notice of Internet Availability of Proxy Materials or voting instruction forms or, if applicable, execute and return, at your earliest convenience, the enclosed proxy card.

| 2023 Proxy Statement	51

APPENDIX A

Reconciliation of Operating Loss to Care Margin(a)

For the Year Ended December 31,
(unaudited; $ in thousands)	2022
Operating loss	$(19,122)
Depreciation and amortization	4,571
General and administrative	129,592
Sales and marketing	19,741
Cost of platform	170,838
Care margin	$305,620
(a)	Any slight variations in totals are due to rounding.

Reconciliation of Net Loss to Adjusted EBITDA(a)

For the Year Ended December 31,
(unaudited; $ in thousands)	2022
Net loss	$(8,585)
Net loss attributable to non-controlling interests	(3,479)
Benefit from income taxes	(6,516)
Interest income	(542)
Depreciation and amortization	4,571
Stock-based compensation	67,359
Other expenses(b)	8,044
Adjusted EBITDA	$60,852
(a)	Any slight variations in totals are due to rounding.

(b)

Other expenses include employer taxes on equity vesting/exercises, legal, severance and certain non-recurring costs. Employer taxes on equity vesting/exercises of $3.2 million were recorded for the twelve months ended December 31, 2022.

P.O. BOX 8016, CARY, NC 27512-9903	YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/PRVA
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote
PHONE Call 1-844-357-8239
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided
You must register by May 23, 2023 5PM Eastern Time to attend the meeting online at www.proxydocs.com/PRVA

Privia Health Group, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 27, 2023

TIME:	Wednesday, May 24, 2023 11:00 AM, Eastern Time
PLACE:	Annual Meeting of Stockholders to be held via a live webcast

Please visit www.proxydocs.com/PRVA for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Shawn Morris, David Mountcastle and Thomas Bartrum (collectively, the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Privia Health Group, Inc., which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Privia Health Group, Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR THE NOMINEES LISTED IN PROPOSAL 1, EVERY 1 YEAR FOR THE FREQUENCY OF ADVISORY VOTES IN PROPOSAL 2, AND FOR PROPOSAL 3

	PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors
		FOR	WITHHOLD
	1.01 Shawn Morris					FOR

	1.02 Jeff Bernstein					FOR

	1.03 Nancy Cocozza					FOR

	1.04 David King					FOR

	1.05 Thomas McCarthy					FOR

	1.06 Will Sherrill					FOR

	1.07 Bill Sullivan					FOR

	1.08 Patricia Maryland					FOR

	1.09 Jaewon Ryu, M.D.					FOR

		1YR	2YR	3YR	ABSTAIN

2.	Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers.					1 YEAR

		FOR	AGAINST	ABSTAIN

3.	Ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.					FOR

Note: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

You must register by May 23, 2023 5PM Eastern Time to attend the meeting online at www.proxydocs.com/PRVA

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date